G (registered trademark) GERBER SCIENTIFIC, INC.


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD SEPTEMBER 12, 1997

TO OUR SHAREHOLDERS:

     The annual meeting of shareholders of Gerber Scientific, Inc. will be held on Friday, September 12, 1997, at 2:30 p.m., Eastern Daylight Saving Time, at the Sheraton Hotel at Bradley International Airport, Windsor Locks, Connecticut, for the following purposes, as more fully set forth in the attached Proxy
Statement:

     1. To elect three Directors;

     2. To obtain shareholder approval of an amendment to the Restated Certificate of Incorporation and the By-Laws of the Company to expand the maximum number of Directors to eleven (11);

     3. To obtain shareholder approval of the Gerber Scientific, Inc. 1992 Employee Stock Plan, As Amended and Restated As of May 1, 1997;

     4. To obtain shareholder approval of the Gerber Scientific, Inc. 1992 Non-Employee Director Stock Option Plan, As Amended and Restated As of July 17, 1997; and

     5. To transact such other business as may properly come before the meeting.

     The Board of Directors has fixed July 24, 1997, as the record date for the determination of shareholders entitled to notice of and the right to vote at the annual meeting. Only persons who are shareholders of record on such date shall be entitled to notice of and the right to vote at the meeting.

     Shareholders are cordially invited to attend the meeting in person. If unable to attend, shareholders are requested to date and sign the enclosed form of proxy and return it in the envelope provided. It is important that your shares be represented and voted, particularly since the approval of the amendment to each of the Restated Certificate of Incorporation and the By-Laws expanding the size of the Board of Directors to a maximum of eleven (11) requires the affirmative vote of the holders of at least eighty percent (80%) of the Company's issued and outstanding shares of Common Stock. Any shareholder executing a proxy may revoke it at any time before it is voted at the annual meeting, provided that written notice of such revocation or a properly executed proxy bearing a later date shall have been received by the Company's Secretary prior to its exercise.

                                          By Order of the Board of Directors


                                          Richard F. Treacy, Jr.
                                          Secretary


Dated at South Windsor, Connecticut,
this 1st day of August, 1997

                             GERBER SCIENTIFIC, INC.
                               83 GERBER ROAD WEST
                        SOUTH WINDSOR, CONNECTICUT 06074

                                 PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Gerber Scientific, Inc. (the "Company"), for use at the annual meeting of shareholders to be held on Friday, September 12, 1997, and at any adjournment thereof. The cost of solicitation of proxies will be borne by the Company. In addition to use of the mails, proxies may be solicited by Directors, officers, and employees of the Company by telephone or otherwise, without additional compensation. The Company also intends to use the services of Georgeson & Company, Inc., of New York, New York, to aid in the solicitation of proxies. It is estimated that their charges and expenses will not exceed $20,000. The Company expects to reimburse brokers and other custodians, nominees, and fiduciaries for their reasonable expenses in forwarding proxy material to beneficial owners of shares and soliciting their proxies.

     Abstentions and broker non-votes are not counted in the calculation of the vote but do count toward a quorum. A proxy may be revoked at any time prior to voting, but no revocation will be effective until written notice thereof or a properly executed proxy bearing a later date has been received by the Company's Secretary. The Company's mailing address is 83 Gerber Road West, South Windsor, Connecticut 06074. Proxies will be voted as directed, and in the absence of such direction will be voted FOR the nominees for Director described herein; FOR the amendment to the Certificate of Incorporation and the By-Laws; FOR the Gerber Scientific, Inc. 1992 Employee Stock Plan, As Amended and Restated As of May 1, 1997; and FOR the Gerber Scientific, Inc. 1992 Non-Employee Director Stock Option Plan As Amended and Restated As of July 17, 1997. This Proxy Statement and the accompanying form of proxy are being first mailed to shareholders on or about August 4, 1997.


                    VOTING RIGHTS AND PRINCIPAL SHAREHOLDERS

     The Board of Directors has fixed the close of business on July 24, 1997, as the record date for the determination of shareholders entitled to notice of and the right to vote at the annual meeting. On the record date there were __ shares of the Company's Common Stock, $1.00 par value, issued, outstanding, and entitled to vote. Each shareholder of record at the close of business on July 24, 1997, will be entitled to one vote for each share of Common Stock then held.

     The following table presents certain information regarding the beneficial and record owners of more than five percent of the Company's Common Stock who were known to the Company as of __ , 1997.

NAME AND ADDRESS OF                                        NUMBER OF    PERCENT
BENEFICIAL OWNER                                         SHARES OWNED  OF CLASS
----------------                                         ------------  --------
Estate of H. Joseph Gerber (As successor in
 interest to H. Joseph Gerber)(1).....................                        %
c/o Steven Fast, Esq., CityPlace, Hartford, CT 06103

Norwest Corporation...................................                        %
Norwest Center, Sixth and Marquette, Minneapolis, MN 55479

David L. Babson & Co..................................                        %
One Memorial Drive, Cambridge, MA 02142

American Century


------------
(1) Mr. H. Joseph Gerber died on August 8, 1996. The above total number of shares includes shares held directly by the estate (3,069,670 shares), options held by the estate which are exercisable within 60 days of July 24, 1997 (105,220 shares) and shares held by the executors of the Estate of H. Joseph Gerber who are Sonia K. Gerber (103,475 shares), Melisa T. Gerber (98,272 shares, including 30,747 shares held in trust) and David J. Gerber (101,766 shares including 30,746 shares held in trust and 1,500 options exercisable within 60 days from the record date).

                              ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

     Three (3) Directors are to be elected at the annual meeting. The Board of Directors of the Company is divided into three classes, and one class is elected each year for a three-year term. The term of the Class I Directors expires this year. The terms of the two Class II Directors and the two Class III Directors expire in 1998 and 1999, respectively. The Certificate of Incorporation and the By-Laws of the Company presently provide for a Board of Directors of not less than three nor more than seven Directors. At the 1997 Annual Meeting, it is proposed that the Certificate of Incorporation and By-Laws of the Company be amended to provide that the Board of Directors shall be not less than three (3) nor more than eleven (11) Directors, which will permit an expansion of the Board from the current maximum of seven (7) Directors. The Board of Directors is presently in the process of identifying additional qualified persons from outside the Company to serve on the Board of Directors.

     Mr. Stanley Simon who is presently a Class I Director has elected to retire and will not be standing for re-election to the Board of Directors. Mr. Simon has served as a Director of the Company since 1967 and has agreed to provide certain advisory services to the Company and to the Board of Directors following his retirement. The Board sincerely appreciates Mr. Simon's 30 years of faithful service to the Company and to its Board of Directors and extends to him best wishes for the future.

     The following information is provided for the nominees for the Class I Directors, who, if elected, will serve for a term expiring at the annual meeting in the year 2000, and also for the Class II and Class III Directors whose terms are continuing. A Director receiving a plurality of the votes will be elected. Unless otherwise directed in the proxy, it is intended that all shares represented by proxies will be voted for the election of the nominees named below. In the event that any nominee is unable to stand for election (which is not anticipated), it is intended that all proxies, unless otherwise specified, will be voted for such substitute nominees as the Board of Directors may propose, or the Board may reduce the number of Directors to eliminate the vacancy.


NOMINEES FOR DIRECTOR TO BE ELECTED AT THE 1997 ANNUAL MEETING (CLASS I)

     Edward E. Hood, Jr., 66, has been a Director of the Company since 1994. Mr. Hood was vice chairman of General Electric Company of Fairfield, Connecticut, from 1979 to 1993. Mr. Hood is also a director of Lockheed Martin Corp. and Lincoln Electric Co.

     William Jerome Vereen, 56, has been a Director of the Company since 1994. Mr. Vereen is President, Chief Executive Officer, Treasurer, and Acting Chairman of the Board of Directors of Riverside Manufacturing Company of Moultrie, Georgia. Mr. Vereen is also a director of Georgia Power Company and Blue Cross/Blue Shield of Georgia, and is an advisory director for Southern Region, NationsBank of Georgia N.A.

     Michael J. Cheshire, 48, has been nominated to serve as a Director. In February, 1997, Mr. Cheshire was appointed President and Chief Operating Officer of the Company. Prior to joining the Company, Mr. Cheshire was employed by General Signal Corporation for over twenty one years where he rose to become President of the General Signal Electrical Group in 1995. Prior positions of Mr. Cheshire with General Signal included President, SOLA Electric and President, OZ/GEDNEY.


DIRECTORS SERVING UNTIL THE 1998 ANNUAL MEETING (CLASS II)

     George M. Gentile, 61, has been a Director of the Company since 1989. Mr. Gentile is the Chairman of the Board and Chief Executive Officer of the Company. From August, 1996 to February, 1997 Mr. Gentile served as President, Chief Executive Officer, and Chief Operating Officer of the Company.

Previous to that time, Mr. Gentile was Senior Vice President, Finance and served in that capacity since 1977. He has been employed by the Company in numerous key financial and management positions since 1963, and presently serves as a director of several of the Company's subsidiaries.

     David J. Gerber, 36, the son of the Company's founder, H. Joseph Gerber (now deceased), has been a Director of the Company since 1992. Mr. Gerber is the Director, New Business Development and Technology Strategy of the Company. Mr. Gerber served as Secretary of the Company from February, 1995 to September, 1996 and was an attorney in the Company's legal department from 1989 to September, 1996.


DIRECTORS SERVING UNTIL THE 1999 ANNUAL MEETING (CLASS III)

     A. Robert Towbin, 62, has been a Director of the Company since 1992. Mr. Towbin is Managing Director, Unterberg Harris, of New York, New York. Mr. Towbin was the vice chairman and a director of the U.S. Russia Investment Fund from May, 1995 to August, 1995; president, chief executive officer, and a director of the Russian-American Enterprise Fund from January, 1994 to May, 1995; and managing director, Lehman Brothers, from January, 1987 to December, 1993. Mr. Towbin is also a director of Columbus New Millenium Fund (London), K&F Industries, Inc., Bradley Real Estate, Inc., and Globalstar Telecommunications, Ltd.

     David J. Logan, 63, has been a Director of the Company since August 4, 1996. Mr. Logan was a Director of the Company from 1988 to 1989, and previously held the positions of Senior Vice President, Engineering of the Company and President of the Company's wholly owned subsidiary Gerber Scientific Products, Inc., until his early retirement from the Company in 1990. Mr. Logan is a Director of Gerber Scientific Products, Inc. and Gerber Optical, Inc., and an independent technical consultant to the Company.

     Other than as indicated under "Directors' Compensation" below, there is no significant business relationship between the Company and any of the companies mentioned above as the principal employer of any nominee or any continuing Director, or for which the nominee or continuing Director also serves as a director. Other than as set forth above, no nominee is in any way related to any continuing Director, no continuing Director is in any way related to any nominee or any other continuing Director, and no nominee nor continuing Director is in any way related to any current executive officer of the Company or its subsidiaries. There is no arrangement or understanding between any nominee and any other person pursuant to which he was selected as a nominee.

     Any shareholder wishing to nominate other persons for Director of the Company must do so in writing to the Secretary of the Company for receipt by the close of business on the tenth day following the mailing of this Proxy Statement by the Company or the public announcement of the date of the annual meeting of shareholders.

     The following information concerning the beneficial ownership of the Company's Common Stock by each of the Directors and the nominees, by each of the current and former executive officers named in the Summary Compensation Table, and by all Directors and executive officers as a group is provided as of _________, 1997.

                                                    NUMBER OF      PERCENT OF
NAME OF BENEFICIAL OWNER                          SHARES OWNED(1)     CLASS
------------------------                          ---------------  -----------

Estate of H. Joseph Gerber (As successor
 in interest to H. Joseph Gerber)....................3,174,890(2)          %
David J. Gerber......................................  101,766(3)          *
George M. Gentile....................................   67,656(4)          *
Stanley Simon........................................   25,125(5)          *
A. Robert Towbin.....................................   30,000(6)          *
Edward E. Hood, Jr...................................    4,000(7)          *
William Jerome Vereen................................    8,700(8)          *
David J. Logan.......................................    1,682(9)          *
Michael J. Cheshire..................................      500             *
Fredric K. Rosen.....................................   42,500(10)         *
Ronald B. Webster....................................   22,600(11)         *
Richard F. Treacy, Jr................................   26,375(12)         *
All Directors and current and former executive officers
 as a group (13 persons).............................3,525,374(13)         %

-----------------
*    Less than 1%
(1) Unless otherwise indicated below, each Director and Executive Officer has sole voting and investment power with respect to such shares.
(2)  See footnote (1) under "Voting Rights and Principal Shareholders."
     The # shown in the table above does not include all the shares listed in footnote (1).
(3) Excludes shares of the Estate of H. Joseph Gerber of which he is an executor; includes 30,746 shares held in trust and 1,500 shares covered by stock options which are exercisable within 60 days.
(4) Includes 21,875 shares covered by stock options which are exercisable within 60 days.
(5) Includes 15,000 shares covered by stock options which are exercisable within 60 days.
(6) Includes 5,000 shares covered by stock options which are exercisable within 60 days.
(7) Includes 3,000 shares covered by stock options which are exercisable within 60 days.
(8) Includes 1,000 shares which he holds as trustee for his children and 3,000 shares covered by stock options which are exercisable within 60 days.
(9)  Includes 1,000 shares covered by stock options.
(10) Includes 4,000 shares owned beneficially by his wife, as to which he disclaims any beneficial ownership, and options to purchase 15,000 shares which are exercisable within 60 days.
(11) Includes 20,000 shares covered by stock options which are exercisable within 60 days.
(12) Includes 20,375 shares covered by stock options which are exercisable within 60 days.
(13) Includes 225,720 shares covered by stock options which are exercisable within 60 days.


DIRECTORS' COMPENSATION

     Effective May, 1996, each non-employee Director receives an annual Director's fee of $16,000 for membership on and services to the Board, a fee of $1,000 for each meeting of the Board, and annual compensation of $1,000 for membership on and services to each Committee of the Board. During the year ended April 30, 1997, Messrs. Hood, Simon, Towbin, and Vereen, four of the non-employee Directors, each earned fees of $29,000 for their services as Directors and Committee members. Mr. Logan, also a non-employee Director, earned fees of $17,000 for his services as a Director and Committee member since joining the Board on August 4, 1996. At the election of the recipient, fees may be deferred pursuant to the Gerber Scientific, Inc. Agreement for Deferment of Directors Fees. The plan permits any non-employee Director to defer all or a portion of the fees paid to non-employee Directors until a future time selected by such Director. Deferred fees are credited with interest by the Company at market rates. During the year ended April 30, 1997, the firm of Stanley Simon and Associates received a consulting fee of $10,000, and Mr. Logan received consulting fees of $116,668 plus expenses of $4,646. No other Directors received fees for their services as Directors or Committee members during the year ended April 30, 1997.

     In 1992, shareholders approved the 1992 Non-Employee Director Stock Option Plan (the "Director Option Plan"), pursuant to which Directors of the Company who are not (and have not been during the past twelve months) employees of the Company are automatically granted 1,000 non-qualified options to purchase shares of the Company's Common Stock on May 1 of each year. These options are granted at 100% of the fair market value (as that term is defined in the Director Option Plan) of a share of the Company's Common Stock on the date of grant. The purpose of the Director Option Plan is to provide an incentive to non-employee Directors, to encourage ownership of the Company's Common Stock, and to enable the Company to attract and maintain qualified non-employee Directors whose services are considered important to the success of the Company. Up to 75,000 shares of Common Stock (subject to proportionate adjustment in certain events) are available for grant under the plan. The Director Option Plan is administered by the members of the Board who are employees of the Company.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Company has three standing committees: the Audit and Finance Committee, the Management Development and Compensation Committee, and the Business Development Committee. It does not have a nominating committee.

     The Audit and Finance Committee, composed of Messrs. Hood, Simon (Chairman), Towbin, Vereen, and Logan held one (1) meeting during the fiscal year ended April 30, 1997. The principal functions of the Audit and Finance Committee are to review the selection and qualifications of the Company's independent auditors and make recommendations to the Board, to review with the independent auditors and the internal auditors the scope and adequacy of their examinations and audits, and to review and approve non-audit services performed by the independent auditors.

     The Management Development and Compensation Committee, composed of Messrs. Hood (Chairman), Simon, Towbin, and Vereen, held four meetings and acted by unanimous written consent on twelve occasions during the fiscal year ended April 30, 1997. The principal functions of the Management Development and Compensation Committee are to establish and determine salaries and other compensation to be paid to executive officers; to establish and determine terms and conditions of bonus and stock option plans; to establish and administer performance goals and other criteria for payment of any compensation of executive officers which is intended to be performance-based for purposes of Section 162(m) of the Internal Revenue Code (the "Code"); to amend the Company's employee stock option plans, subject to shareholder and other approvals as may be required by applicable law; and to make recommendations to the Board of Directors concerning training and other development of the Company's management personnel.

     The Business Development Committee, composed of Messrs. Hood, Simon, Towbin, Vereen (Chairman), and Logan, held one meeting during the fiscal year ended April 30, 1997. The principal function of the Business Development Committee is to evaluate opportunities presented by the management of the Company for development of existing and new business for the Company and its subsidiaries.

     The Board of Directors held ten meetings and acted by unanimous written consent on thirty-three occasions during the year ended April 30, 1997. All of the Directors attended 75% or more of the aggregate of their respective Board and Committee meetings.


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Company believes that all required reports pursuant to Section 16(a) of the Securities Exchange Act of 1934 have been timely filed by all officers, Directors, and shareholders of the Company, with the exception of an amended Form 3 filed by Mr. David J. Gerber because of the inadvertent omission of 2,000 shares owned by him.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Management Development and Compensation Committee is composed of Messrs. Hood, Simon, Towbin, and Vereen. During the fiscal year ended April 30, 1997, Stanley Simon and Associates of New York, New York, a financial and management consulting firm owned by Mr. Simon, received $10,000 in consulting fees from the Company.

              REPORT OF THE MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     The Management Development and Compensation Committee of the Board of Directors of Gerber Scientific, Inc. (the "Committee") consists of four non-employee Directors of the Company: Mr. Edward E. Hood, Jr., Chairman; Mr. Stanley Simon; Mr. A. Robert Towbin; and Mr. William Jerome Vereen.

     The Committee establishes executive compensation program policies and terms for the Company and its subsidiaries, approves base salary levels for the executive officers, determines the terms and conditions of incentive bonuses and of stock plan awards in conformance with shareholder approved plans, where applicable; establishes and administers performance goals and other criteria for payment of any compensation to executive officers intended to be performance contingent, amends the Company's employee stock plans (subject to shareholder and other approvals as may be required by law) and makes recommendations to the Board of Directors concerning development of the Company's management personnel. Decisions by the Committee relating to the compensation of executive officers may be reviewed and approved by the full Board prior to taking effect, except for actions taken by the Committee pursuant to the Company's employee stock plan.


EXECUTIVE COMPENSATION PHILOSOPHY

     The Company's executive compensation philosophy emphasizes three guiding principles:

     o Providing a competitive executive compensation package that enables the Company to attract and retain talented executives;

     o Basing a major portion of each executive's annual cash compensation on the annual profitability of the Company or of the subsidiary for which the executive is primarily responsible; and

     o Aligning the financial interests of executives with long-term total shareholder return, particularly through the accumulation of Company shareholdings by each executive

EXECUTIVE COMPENSATION PROGRAM

     The Company's executive compensation program has three major components; executives' base salaries; an incentive plan for awarding annual bonuses; and a long-term incentive plan currently structured for the awarding of stock options and associated cash "performance units." At the 1997 annual shareholders' meeting, the Committee and the Board are requesting approval of an amended long-term incentive plan to introduce more flexibility to the Committee's equity-based incentive awards under the plan. The proposed amendments will permit the granting of stock bonuses, [either independently or as a substitute for all or a portion of cash bonuses,] and the granting of restricted shares as approved by the Committee.

     BASE SALARY - In fiscal year 1997, the Committee determined base salaries of the Company's executive officers, including those named in the Summary Compensation Table (the "Named Executives"), based on the Committee's overall assessment of several factors. These factors included: (1) the performance of the Company or applicable subsidiary; (2) the executive's individual accomplishments; (3) the executive's managerial capabilities, (4) the executive's current salary placement in formal ranges developed by external compensation consultants from KPMG Peat Marwick LLP and adopted by the Committee; and (5) other subjective factors deemed relevant by the Committee. There was no specific weighting given to these factors. The Committee's base salary determinations considered annual performance evaluations of each executive by the Company's Chief Executive Officer, except that the evaluation of the Chief Executive Officer was completed by the Committee.

     The Company's executive salary ranges were developed from competitive salary data on comparable executive positions as disclosed in proxy reports from a comparison group of twelve U.S. companies of similar revenue and asset size to the Company also engaged in technology-based manufacturing and as reported in published surveys covering the same industry sector. The twelve comparison companies differed from the companies contained in the Dow Jones Diversified Technology Index selected for the comparative total shareholder return graph shown below in this Proxy Statement. The Diversified Technology Index generally represents companies of substantially larger revenue and asset size which were, therefore, deemed inappropriate for purposes of external salary comparison. The Committee's salary policy targets executive salaries within a range between the median and seventy-fifth percentile of externally surveyed salaries in order to be fully competitive in the hiring and retention of high caliber executives.

     ANNUAL INCENTIVE BONUS PLAN - In fiscal year 1997, cash bonuses were awarded to employees of the Company and its subsidiaries, including the Named Executives, pursuant to the Company's annual incentive bonus plan. Bonuses under the plan are paid from bonus pools which are funded on the basis of formulas determined at the beginning of the year by the Committee and submitted to the full Board of Directors for approval. Separate bonus pools are provided for employees of the Company and for employees of each of its subsidiaries. For the Named Executives the bonus pools are funded based on a percentage of the pre-tax, pre-bonus profits of the applicable entity plus a percentage of the improvement, if any, in such profits over a threshold level based on the highest annual profit achieved by the entity during the prior three years. Such respective percentages in 1997, as in 1996, were 0.75% and 2.25% for the corporate-level pool and 1% and 3% for each subsidiary-level pool. Profit figures may be adjusted by the Committee to offset the effect of certain income or expense items. Target and maximum amounts for cash bonus awards in fiscal 1997 were determined at the beginning of the fiscal year as a percentage of each participant's salary. For the Named Executives, the target amount was 50% of base salary and the maximum attainable amount was 75% of base salary. For other participants, the target and maximum award percentages depended on the employee's position in relation to the Committee and Board-approved bonus award guidelines. Awards are made under the plan only to the extent that the applicable bonus pool has been funded.

     For fiscal year 1997, the bonus pool funding formulas used in fiscal year 1996 were retained, with interest income and expense, as well as bonuses and taxes, excluded from the calculation of profit for the purposes of determining profit improvement between the current and preceding years. This approach continues to emphasize growth in the core operating earnings of each subsidiary and the Company.

     For fiscal year 1998, the Committee has approved an adjustment to the bonus award guidelines based on a market analysis by the external compensation consultants and the Committee's desire to further emphasize performance-based compensation opportunities. The new guidelines retain the same target percentages as adopted for fiscal year 1997, with an increase in the maximum attainable award to twice the target level rather than 150% of the target level. This means that the maximum award available to the Named Executives will be 100% of base salary for fiscal year 1998 subject to the extent of actual bonus pool funding.

     LONG-TERM INCENTIVE PLAN - Other than a grant of stock options to the newly hired President and Chief Operating Officer of the Company, the Committee did not make any new grants of stock options in fiscal year 1997 to the Named Executives under the Employee Stock Option Plan (the "Employee

Plan"). This practice was consistent with the Committee's overall approach of considering such grants every two years. The fiscal year 1996 grants were meant to represent two years of competitive long-term incentive opportunity. Under the Employee Plan, incentive and non-qualified stock options to purchase up to a maximum of 3,000,000 shares of the Company's Common Stock (subject to proportionate adjustment in certain events) may be granted to key managers of the Company and its subsidiaries, including the Named Executives. The exercise price of stock options equals 100% of the fair market value of a share of the Company's Common Stock on the grant date. No option may be exercised later than ten years from the grant date.

     In addition to stock options, the Employee Plan currently provides for the granting of cash "performance units" to selected optionees as an additional form of long-term incentive. The vesting of the performance units granted to date is contingent on attainment of Committee-approved EPS growth goals for the Company. If earned, the cash value of each performance unit equals the exercise price of a related stock option and the associated income taxes on a "grossed-up" basis. The unit value is only payable if the holder has previously exercised or simultaneously exercises a related stock option.

     As stated above, the Committee and the Board are requesting approval of an Amended and Restated version of the Employee Plan at the 1997 annual meeting to introduce more flexibility to the Committee's equity-based incentive awards. The amendments are intended to support the Company's executive compensation philosophy of directly aligning shareholder and management interests through significant, on-going Company shareholdings by senior management. During fiscal year 1997, the Committee considered various approaches to accelerate the accumulation of executive shareholdings that would also reinforce the Company's pay-for-performance objectives. The specific approaches approved for introduction in fiscal year 1998, dependent on shareholder approval of the Plan amendments, would be as follows:

     o An elective opportunity for each Named Executive to receive up to half of their earned bonus award under the Annual Incentive Bonus Plan in the form of Company stock rather than as a cash payment.

     o Restricted share grants equal in value, at the grant date, to one-third of the bonus amount that a Named Executive elects as a stock payment rather than a cash payment, with three-year ratable vesting and a requirement that any stock received as bonus shares be held for this vesting period.

     o A "reload" stock option grant opportunity for exercising a regular option grant within five years of its grant date and holding the resulting shares acquired. The reload option would give a participant the right to acquire the number of shares as are equal to the difference between the number of shares issuable under the original stock option and the number of resulting shares acquired by the optionee upon exercise of such original stock option in a "cashless" exercise (essentially where payment of the exercise price and applicable withholding taxes is made through surrender of stock and/or options either directly to the Company or through a broker). The exercise price of the reload option grant will be the then current fair market value of the Company's stock and the applicable exercise period is for the balance of the 10-year term of the original option. Vesting of the reload option would be contingent on holding the shares acquired through the exercise of the original option for a minimum of three years and only one reload available for each regular grant.

     Through these program innovations, the Committee intends to facilitate the performance-based accumulation by each executive of a significant equity interest in the Company as a fundamental component of the Company's overall executive compensation strategy.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     Mr. George M. Gentile was appointed to the position of Chief Executive Officer of the Company in August, 1996 following the death of Mr. H. Joseph Gerber, the preceding President and CEO and Company founder. Upon his appointment, the Committee established Mr. Gentile's base salary at $400,000 based on market-based salary guidelines and the Committee's subjective assessment of the factors described above in this report under the caption "Base Salary."

     The fiscal year 1997 annual cash bonus awarded to Mr. Gentile as CEO was based on the Company's annual bonus plan as it pertains to the corporate bonus pool described above in this report under the caption "Annual Incentive Bonus Plan." For Mr. Gentile, like the other Named Executives, the targeted bonus amount was 50% of base salary and the maximum attainable amount was 75%. Mr. Gentile's annual cash bonus for the fiscal year 1997 was $90,586. No grants were made to Mr. Gentile in fiscal year 1997 under the Company's long-term incentive plan.


POLICY ON DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Under Section 162(m) of the Internal Revenue Code and the regulations issued thereunder, the Company would not be allowed a deduction for any compensation paid to any of the Named Executives in excess of $1 million unless the amounts in excess of $1 million were "performance based" within the meaning of Section 162(m). Compensation which is payable because of the attainment of pre-established performance goals will qualify as Section 162(m) performance based compensation if (1) the performance goals are established by an independent compensation committee consisting solely of two or more outside directors, (2) the material terms of the compensation and performance goals have been approved by shareholders prior to payment, and (3) prior to payment the Committee certifies that the performance goals were attained and other material terms were satisfied.

     The Committee generally intends to provide for the deductibility of all compensation expenses. At the present time, however, the Committee does not believe that the compensation of any of the Named Executives will exceed $1 million in fiscal year 1998 and that any additional taxes resulting from any in excess of $1 million would be immaterial. As a matter of policy for the future, however, the Committee intends to retain the deductibility of all executive compensation expenses, although the Committee recognizes that circumstances may arise in which the interests of the Company and shareholders are best served by decisions which limit this deductibility, and the Committee will act in its best judgment in such circumstances.

                             Management Development and Compensation Committee:

                                        Mr. Edward E. Hood, Jr., Chairman
                                        Mr. Stanley Simon
                                        Mr. A. Robert Towbin
                                        Mr. William Jerome Vereen

                     EXECUTIVE COMPENSATION AND TRANSACTIONS

     The following table shows compensation for services during the years ended April 30, 1997, 1996, and 1995 for the Chief Executive Officers and the four other most highly compensated executive officers of the Company.

                                                            SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM COMPENSATION
                                                                                --------------------------------
                                          ANNUAL COMPENSATION                        AWARDS            PAYOUTS
                             ----------------------------------------------  ---------------------   -----------
    (A)                       (B)       (C)           (D)         (E)            (F)        (G)          (H)        (I)
                                                                                          SECURITIES
                                                                                          UNDERLYING    LONG-     ALL OTHER
                                                                 OTHER       RESTRICTED    OPTIONS/     TERM       COMPEN-
   NAME AND                                                    ANNUAL COM-      STOCK        SARS     INCENTIVE    SATION
PRINCIPAL POSITION           YEAR     SALARY ($)   BONUS ($)  PENSATION ($)  AWARDS ($)(1)  (#)(2)   PLAN ($)(3)   ($)(4)
------------------           ----     ----------   ---------  -------------  ------------- --------  -----------   ------

H. Joseph Gerber . . . . . . 1997      $145,800     $      0    $      0     $      0      $      0  $     0     $      0
Chief Executive Officer (5)  1996       484,692      189,418           0            0       100,000        0          500
  until 8/8/96               1995       465,885      293,041           0            0             0        0          500


George M. Gentile . . . . .  1997       388,282       90,586           0            0             0        0          600
Chief Executive Officer (6)  1996       293,692      164,775           0            0        50,000        0          500
  from 8/19/96               1995       276,165      173,708           0            0             0        0          500

Michael J. Cheshire . . . .  1997        67,308            0     100,000            0        30,000        0      300,000
President and Chief
  Operating Officer (7)
  from 2/17/97

Fredric K. Rosen . . . . . . 1997       261,923       33,243           0            0             0        0          600
Senior Vice President        1996       248,461       47,041           0            0        40,000        0          500
                             1995       228,421      226,684           0            0             0        0          500

Ronald B. Webster  . . . . . 1997       274,039      189,087           0            0             0        0          600
Senior Vice President        1996       253,923      190,442           0            0        40,000        0          500
                             1995       239,408      166,388           0            0             0        0          500

Richard F. Treacy, Jr. . . . 1997       176,154       41,097           0            0             0        0          600
Senior Vice President,       1996       169,231       66,135           0            0        20,000        0          500
  and General Counsel        1995       158,269       99,551           0            0         7,500        0          500

----------------
(1)  The Company did not offer any such restricted stock award plan.
(2) The securities underlying the options are shares of the Company's Common Stock; the Company does not grant stock appreciation rights (SARs).
(3) The Company did not have a long-term incentive plan in effect for the 1995 fiscal year. There were no long-term incentive plan payouts in 1996 or 1997.
(4) Each executive officer, except Mr. Cheshire, received $400 in matching contributions under the Company's 401(k) defined contribution plan in 1997. The 401 (k) matching contributions for these executives in 1995 and 1996 were $300. Also, each executive, except Mr. Cheshire, received $200 as a Christmas bonus in each year.
(5)  In August, 1996, Mr. Gerber, the Company's then President, passed away.
(6) In August, 1996, Mr. Gentile was appointed Chief Executive Officer of the Company.
(7) In February, 1997, Mr. Cheshire joined the Company as President and Chief Operating Officer. As a sign-on award, Mr. Cheshire received $100,000 in 1997 and will receive $100,000 in 1998 and $200,000 in 1999. The amounts yet to be paid are reflected in column (i) "All Other Compensation."

                                         OPTION GRANTS IN LAST FISCAL YEAR
                                                                                            POTENTIAL REALIZABLE
                                                                                              VALUE AT ASSUMED
                                                                                            ANNUAL RATES OF STOCK
                                                                                              PRICE APPRECIATION
                                             INDIVIDUAL GRANTS                                 FOR OPTION TERM
                             ------------------------------------------------------------   ---------------------
             (A)                  (B)             (C)             (D)             (E)         (F)          (G)
                                NUMBER OF
                               SECURITIES     % OF TOTAL
                               UNDERLYING   OPTIONS GRANTED    EXERCISE OR
                                OPTIONS       TO EMPLOYEES    BASE PRICE (2)   EXPIRATION
            NAME             GRANTED (#)(1)  IN FISCAL YEAR    ($ PER SHARE)      DATE        5%(3)       10%(3)
            ----             --------------  --------------    -------------      ----        -----       ------
H. Joseph Gerber.............          0              0%            N/A            N/A          N/A          N/A
George M. Gentile............          0              0%            N/A            N/A          N/A          N/A
Michael J. Cheshire..........     30,000           22.4%          $14.37         2/17/07   $271,000     $687,000
Fredric K. Rosen.............          0              0%            N/A            N/A          N/A          N/A
Ronald B. Webster............          0              0%            N/A            N/A          N/A          N/A
Richard F. Treacy, Jr........          0              0%            N/A            N/A          N/A          N/A

--------------
(1) These options become exercisable in six years, or earlier if certain pre-established performance goals are attained. In conjunction with these option grants, cash performance units were also granted. The performance units are payable on attainment of the same pre-established performance goals. Their value equals the exercise price of a related stock option and the associated income taxes on a "grossed-up" basis. The performance units are paid only if the holder simultaneously exercises a related stock option. The performance units granted to the Named Executive equaled 25% of the number of stock options granted to such executive.
(2) These stock options were granted February 17, 1997 at the fair market value of the Common Stock on the date of grant.
(3) Pursuant to Securities and Exchange Commission rules, columns (f) and (g) show gains that might exist for the options over a period of ten years at 5% and 10% annual compounded appreciation in the stock price. This method of valuation is hypothetical; if the stock price does not increase above the exercise price, the compensation to the Named Executive will be zero. If this same methodology was used to determine the potential realizable gain for all shareholders over this same period (February 17, 1997 through February 17, 2007), the gain based on 5% annual appreciation would be approximately $211,000,000 and the gain based on 10% annual appreciation would be approximately $533,000,000. The potential gain related to the options granted to the Named Executive above represents approximately .1% of the total potential gain to shareholders using this valuation method. These are assumed rates of appreciation and are not intended to forecast future appreciation of the Company's Common Stock. Actual gains, if any, on option exercises and share holdings are dependent on the future performance of the Company's stock price.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

        (A)                  (B)             (C)             (D)             (E)             (F)            (G)
                                                              NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                             UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                               OPTIONS AT FISCAL              OPTIONS AT FISCAL
                           SHARES                                 YEAR-END (#)                  YEAR-END ($)(1)
                         ACQUIRED ON        VALUE        -----------------------------   -----------------------------
        NAME             EXERCISE (#)    REALIZED ($)    EXERCISABLE     UNEXERCISABLE   EXERCISABLE     UNEXERCISABLE
        ----             ------------    ------------    -----------     -------------   -----------     -------------
H. Joseph Gerber ........         0        $      0        105,220              0          $101,100        $     0
George M. Gentile .......    18,750         144,141         21,875         50,625           104,931         39,144
Michael J. Cheshire .....         0               0              0         30,000                 0         63,900
Fredric K. Rosen ........         0               0         15,000         40,000            95,700         30,000
Ronald B. Webster .......     9,000          68,000         20,000         40,000           100,000         30,000
Richard F. Treacy, Jr. ..         0               0         26,375         24,125           173,946         23,974

(1) These amounts represent the difference between the exercise price of the stock options and the closing price of the Company's Common Stock on April 30, 1997 ($16.50) for all options held by each Named Executive. The stock option exercise prices ranged from $7.25 to $15.75. All stock options are granted at the fair market value of the Common Stock on the date of grant.

PERFORMANCE GRAPH

     The following graph and table compare the performance of the Company's Common Stock with that of the S&P 500(R) and the Dow Jones Diversified Technology Index for the past five years. The graph plots the growth in value of an initial $100 investment over the indicated time periods, with dividends reinvested.

[performance graph goes here]


------------------------------------------------------------------------------
                             APR-92  APR-93  APR-94  APR-95  APR-96  APR-97
------------------------------------------------------------------------------
Gerber Scientific, Inc.       $100    $112    $133    $138    $155    $155
------------------------------------------------------------------------------
S&P 500(R)                    $100    $109    $115    $135    $176    $220
------------------------------------------------------------------------------
Dow Jones Diversified
Technology Index              $100    $120    $128    $155    $194    $253
------------------------------------------------------------------------------

     In accordance with rules promulgated by the Securities and Exchange Commission, the information included under the caption "Report of the Management Development and Compensation Committee of the Board of Directors on Executive Compensation" will not be deemed to be filed or to be proxy soliciting material or incorporated by reference in any prior or future filings by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934.

EXECUTIVE EMPLOYMENT AGREEMENT

     As of February 17, 1997, the Company and Mr. Michael J. Cheshire entered into an Employment Agreement under which Mr. Cheshire serves as President and Chief Operating Officer. The Agreement also requires the Company to use its best efforts to cause him to be elected a director of the Company. The Agreement provides that Mr. Cheshire will be paid a base salary of $350,000 per year ("Base Compensation") and that he will be paid a one time Sign-On Award of $400,000, of which $100,000 was paid on February 17, 1997, $100,000 is to be paid on February 17, 1998 and $200,000 is to be paid on February 17, 1999. Mr. Cheshire is also eligible to receive a bonus for the Company's fiscal year ending April 30, 1998, which bonus is to be calculated and determined on the same basis and terms as are set forth in the Company's annual bonus plan for executives for the 1998 fiscal year, provided that Mr. Cheshire's bonus for the 1998 fiscal year shall not in any event be less than $175,000. The Agreement provides that Mr. Cheshire will be entitled to participate in bonus plans adopted by the Management Development and Compensation Committee of the Company's Board for fiscal years ending after the 1998 fiscal year in the same manner and on the same terms as other executives of the Company.

     Pursuant to the Agreement, Mr. Cheshire was granted options to purchase a total of 150,000 shares of the Company's Common Stock pursuant to the Company's existing stock option plan. Mr. Cheshire was granted an option to purchase 30,000 shares at $14.37 (together with 7,500 Performance Units) on February 17, 1997 and an option to purchase 120,000 shares at $16.62 on May 1, 1997. Mr. Cheshire is also entitled to participate in all of the benefit plans made generally available to the Company's employees and to certain other benefits.

     The Agreement may be terminated by either party at any time for any reason, provided, that if Mr. Cheshire's employment is terminated by the Company for any reason other than cause, Mr. Cheshire would be entitled to receive (i) his Base Compensation for a period of 18 months from the date of termination; (ii) the balance of any unpaid Sign-On Award; (iii) medical benefits for a period of 18 months following the date of termination; and (iv) any unpaid portion of any bonus earned by him for any then completed fiscal year of the Company, plus the pro rata portion of his target bonus for any portion of a fiscal year completed prior to termination of his employment, plus the pro rata portion of his target bonus for a period of 18 months from the date of such termination. For purposes of this provision Mr. Cheshire's target bonus shall be deemed to be 50% of his Base Compensation for such year, or if Base Compensation has not been set for a particular year, 50% of his then current Base Compensation.

     The Agreement provides that if Mr. Cheshire's employment is terminated or his position is reduced by the Company at any time within 24 months following a change of control, as defined in the Company's employee stock option plan, he would be entitled to receive (i) his Base Compensation for a period of 24 months following the date of termination; (ii) the balance of any unpaid Sign-On Award;
(iii) medical benefits for a period of 24 months following the date of termination; and (iv) any unpaid portion of any bonus earned by him for any then completed fiscal year, plus the pro rata portion of his target bonus for any portion of a fiscal year completed prior to such termination, plus the pro rata portion of his target bonus for a period of 24 months from the date of such termination.

     If Mr. Cheshire were to die or become partially or totally disabled during his employment, he would be entitled to receive the balance of any unpaid Sign-On Award and such other death and disability benefits as employees of the Company are then entitled to receive.

PENSION PLANS

     The Company maintains a non-contributory qualified defined benefit pension plan, the Gerber Scientific, Inc. and Participating Subsidiaries Pension Plan (the "Pension Plan"), and a supplemental pension benefit plan (the "Supplemental Pension Benefit Plan"), covering full-time domestic employees. Effective May 1, 1995, retirement benefits under the Pension Plan are based on an employee's years of service and average annual compensation during the employee's five consecutive highest-paid years in the last ten years of service. Compensation for this purpose includes salary and other compensation paid by the Company and reportable on form W-2, but excludes fringe benefits (cash and noncash) including compensation related to stock option plans which is reported in the Summary Compensation Table in this Proxy Statement. The Code limits the amount of compensation that may be considered and the annual benefits which may be payable from the Pension Plan. Retirement benefits in excess of these limitations are provided under the Company's Supplemental Pension Benefit Plan which is a non-qualified arrangement.

     The following table shows the estimated annual benefits payable to a participant attaining age 65 in 1997 under the Pension Plan and the Supplemental Pension Benefit Plan for specified years of service at age 65. The table assumes that the given level of compensation is the compensation for the last calendar year in the five-year averaging period, and uses a 4.5 percent per year salary progression to determine five-year average compensation. The benefits shown in the table are the plan formula benefits which include and reflect a reduction for Social Security benefits. Each of the benefits shown is payable as a straight life annuity. Benefits are reduced if a survivor's benefit is elected. On retirement at ages earlier than 65, benefits may be reduced depending upon age and service at retirement.

                                YEARS OF SERVICE
----------------------------------------------------------------------------------
COMPENSATION      15        20        25        30        35        40        45
------------   -------   -------   -------   -------   -------   -------   -------
$125,000       $21,769   $29,025   $36,282   $43,554   $52,139   $60,724   $69,309
 150,000        26,920    35,893    44,867    53,856    64,158    74,460    84,762
 175,000        32,071    42,761    53,452    64,158    76,177    88,196   100,215
 200,000        37,222    49,629    62,036    74,460    88,196   101,932   115,668
 225,000        42,373    56,497    70,621    84,762   100,215   115,668   131,120
 250,000        47,524    63,365    79,206    95,064   112,234   129,403   146,573
 300,000        57,826    77,101    96,376   115,668   136,271   156,875   177,479
 400,000        78,430   104,573   130,716   156,875   184,347   211,819   239,291
 500,000        99,034   132,045   165,056   198,083   232,423   266,763   301,103
 600,000       119,638   159,517   199,396   239,291   280,499   321,707   362,915
 700,000       140,242   186,989   233,736   280,499   328,575   376,651   424,726
 800,000       160,845   214,461   268,076   321,707   376,651   431,594   486,538

     As of normal retirement age (65) or attained age, if later, the years of service credited for retirement benefits for the Company's Named Executives in the Summary Compensation Table would be as follows: 39 years for George M. Gentile; 17 years for Michael J. Cheshire; 17 years for Fredric K. Rosen; 44 years for Ronald B. Webster; and 24 years for Richard F. Treacy, Jr.

     The current compensation covered by the plans for the Named Executives does not differ substantially from that set forth in the annual compensation columns of the Summary Compensation Table except for Mr. George M. Gentile whose current base salary as Chief Executive Officer is $400,000 per annum. Mr. Cheshire's current compensation arrangements are described in the Executive Employment Agreement section above.

401(K) PLAN

     The Company's 401(k) deferred compensation plan (the "401(k) Plan") covers full-time domestic employees who have attained age 21 and have one year of service. Under the 401(k) Plan, participating employees may contribute from 2% to 15% of their salary on a "pre-tax" basis, subject to a calendar year limitation of $9,500 in 1996 and 1997, plus up to 10% of their salary on an "after-tax" basis. The Company matches 50% of the first 6% of a participant's pre-tax contribution, up to a maximum annual Company contribution of $400 per participant. Upon termination of service, disability, death, or retirement, a participant is entitled to receive the value of his/her account, including any investment earnings or losses.

PROPOSAL 2 -- APPROVAL OF AN AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION AND THE BY-LAWS

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

     The Board of Directors unanimously recommends that the shareholders approve a proposal to amend each of the Restated Certificate of Incorporation and the By-Laws of the Company to increase the permissible size of the Board of Directors of the Company from the current maximum of seven to a maximum of eleven Directors, with the exact number of Directors to be established from time to time by the Board of Directors. The purpose of the amendment is to provide more flexibility to the Board with respect to determining the number of Directors on the Board.

     The Board of Directors believes that an increase in the permissible size of the Board is in the best interests of the Company and its shareholders. With the ability to fix the number of Directors at a number greater than seven, the Company may retain additional directors, thereby increasing the diversity of experience and points of view on the Board.

     The text of the second sentence of paragraph 2(a) of Article VIII of the Restated Certificate of Incorporation and of the second sentence of Section 1 of
Article III of the By-Laws, as proposed to be amended, is set forth in Appendix A to this Proxy Statement. The sole change in each case is the increase in the maximum number of directors permitted. The preceding description of the proposed amendments to the Restated Certificate of Incorporation and By-Laws of the Company is qualified in its entirety by reference to Appendix A.

     Pursuant to the Restated Certificate of Incorporation and the By-Laws, approval of the proposed amendments requires the affirmative vote of holders of 80% or more of the outstanding shares of Common Stock. Each abstention and broker non-vote will have the same effect as a vote "against" this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THESE AMENDMENTS TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION AND BY-LAWS.

PROPOSAL 3 -- APPROVAL OF THE GERBER SCIENTIFIC, INC. 1992 EMPLOYEE STOCK PLAN, AS AMENDED AND RESTATED AS OF MAY 1, 1997.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

     On September 24, 1992, the Company's shareholders approved the Gerber Scientific, Inc. 1992 Employee Stock Plan. On October 13, 1995, the Company's shareholders approved an amended and restated version of the 1992 Employee Stock Plan (the "Employee Plan"). The Employee Plan provides for grants of Incentive Stock Options and Nonqualified Options (collectively, "Options") and

Performance Units to officers and other key employees of the Company or any of its majority-owned U.S. subsidiaries ("Subsidiaries") who make important and direct contributions to the success of the Company and its Subsidiaries. The purpose of the Employee Plan is to allow the Company to offer as an additional incentive to these individuals the opportunity to increase their proprietary interest in the Company under conditions which will encourage their continued employment and to reward their contribution to creating shareholder value.

     The Management Development and Compensation Committee (the "Committee") of the Company's Board of Directors, which is responsible for compensation matters relating to the Company's key employees, recently determined that it was in the best interests of the Company to further amend the Employee Plan. Accordingly, the Committee approved and adopted an Amended and Restated version of the Employee Plan (the Employee Plan as so amended is hereafter referred to as the "Amended Employee Plan"), subject to ratification and approval by the Board of Directors and approval by the Company's shareholders. Effective May 1, 1997 the Board of Directors ratified and approved the Amended Employee Plan to be effective upon shareholder approval thereof, and now submits such Amended Employee Plan to the shareholders for their approval.


PROPOSED AMENDMENTS

     The proposed amendments to the Employee Plan are designed to further the original purpose of the Employee Plan and to assist the Company in attracting, retaining, and motivating highly competent officers and other key employees. The Committee believes the Amended Employee Plan will act as an incentive in motivating officers and other key employees to achieve long-term business objectives of the Company which will inure to the benefit of all shareholders of the Company. The proposed amendments give the Committee added flexibility to tailor individual awards to meet changing business and tax strategies. If the shareholders approve these amendments, the Amended Employee Plan will:

     0 PERMIT GRANTS OF RESTRICTED SHARES, BONUS SHARES, AND RELOAD OPTIONS (A RELOAD OPTION IS A NONQUALIFIED OPTION GRANTED AUTOMATICALLY
          WHEN A PARTICIPANT SURRENDERS SHARES OF THE COMPANY'S COMMON STOCK
          - WHICH MAY BE DONE IN ONE OF SEVERAL WAYS - IN FULL OR PARTIAL PAYMENT OF THE EXERCISE PRICE OF AN OPTION);

     0 GIVE THE COMMITTEE THE AUTHORITY TO DETERMINE THE TERMS, CONDITIONS, AND RESTRICTIONS ON ANY RELOAD OPTIONS, RESTRICTED SHARES, AND/OR BONUS SHARES THE COMMITTEE DETERMINES TO GRANT;

     0    GIVE THE COMMITTEE THE AUTHORITY TO EXTEND THE TIME FOR
          EXERCISING OUTSTANDING OPTIONS BUT NOT BEYOND THE EXPIRATION DATE OF SUCH OPTIONS;

     0 PERMIT THE EXERCISE OF OUTSTANDING OPTIONS BY PARTICIPANTS WHOSE EMPLOYMENT IS TERMINATED BECAUSE OF DEATH, PERMANENT DISABILITY, OR RETIREMENT FOR UP TO FIVE YEARS AFTER SUCH TERMINATION BUT NO LATER THAN THE EXPIRATION DATE OF THE OPTION; AND,

     0 DEFINE RETIREMENT TO INCLUDE EARLY RETIREMENT, AS PROVIDED FOR UNDER THE COMPANY'S PENSION PLAN, ON AND AFTER A PARTICIPANT'S FIFTY-FIFTH BIRTHDAY IF SUCH PARTICIPANT
          HAS NO LESS THAN TEN YEARS OF SERVICE WITH THE COMPANY AND/OR ITS SUBSIDIARIES.

     The proposed amendments do not increase the number of shares of Common Stock currently approved for grant of options under the Employee Plan.


SUMMARY DESCRIPTION OF THE AMENDED EMPLOYEE PLAN

     The following is a summary of the material features of the Amended Employee Plan. Capitalized terms used in this summary which are not defined herein have the meanings ascribed to them in the Amended Employee Plan. The full text of the Amended Employee Plan is attached to this Proxy Statement as Appendix B and this summary is qualified in its entirety by reference to that Appendix.

     SHARES AVAILABLE UNDER THE AMENDED EMPLOYEE PLAN. The aggregate number of shares of Common Stock of the Company, $1.00 par value ("Common Stock"), with respect to which Options (including Reload Options), Restricted Shares, and Bonus Shares may be granted under the Amended Employee Plan is 3,000,000 shares, including Options previously granted under the Employee Plan. This is the same number of shares of Common Stock currently approved for grant of Options under the Employee Plan.

     The shares of Common Stock issuable upon exercise of Options, Restricted Shares, and Bonus Shares may be authorized but unissued shares or shares which have been reacquired by the Company, including shares purchased in the open market. If any Option expires or is terminated unexercised or any Restricted Share is forfeited, new Options, Restricted Shares and/or Bonus Shares may thereafter be granted covering such shares.

     The aggregate number of Performance Units that may be granted under the Amended Employee Plan, including Performance Units previously granted under the Employee Plan, is 2,000,000. This is the same amount of Performance Units as is currently approved for grant under the Employee Plan. Thus, adoption of the proposed amendments will not increase either the number of shares available for issuance under the Employee Plan or the number of Performance Units that may be granted under the Employee Plan.

     The Amended Employee Plan includes anti-dilution provisions that provide for proportionate adjustments in the number of Performance Units and the number of shares of Common Stock available for grant of Options, Restricted Shares, and/or Bonus Shares under the plan, and in outstanding Options, Restricted Shares, Bonus Shares and Performance Units (collectively "Grants") in the event of certain corporate restructuring events, stock dividends, or similar transactions.

     ELIGIBILITY. Grants may be made only to key employees, including officers, who on the date of grant are employed by the Company or any of its Subsidiaries and have managerial, supervisory, professional, scientific, engineering, or similar responsibilities. The proposed amendments define Subsidiary to include any corporation or business entity in which the Company directly or indirectly owns fifty percent of the ownership interest. Employees of non-U.S. subsidiaries of the Company are not currently eligible to participate in the Employee Plan but will be eligible in the future under the terms of the amended plan. A Director of the Company or any Subsidiary who is not an employee is not eligible to receive Grants under the Amended Employee Plan. Approximately 150 employees are currently eligible to receive Grants under the Amended Employee Plan.

     ADMINISTRATION. As under the Employee Plan, the Amended Employee Plan is to be administered by a committee of not less than two members of the Company's Board of Directors (the "Committee"). It is expected that each member of the Committee will be a non-employee Director for purposes of Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act"). The Management Development and Compensation Committee of the Board of Directors serves as the Committee. Among its responsibilities, the Committee has sole and exclusive discretion (subject to the terms of the Amended Employee Plan) to designate key employees to whom Grants are to be made; to authorize and make Grants; to determine the number of shares subject to each Option and the number of Options granted pursuant to any Grant Agreement, the Option Price thereof, and whether the Options covered thereby are Incentive Stock Options or Nonqualified Options; to determine the number of Performance Units, Restricted Shares and/or Bonus Shares granted to any Participant; to determine the time or times when and the manner in which each Option shall be exercisable; to determine the time or times when, and the conditions to and manner in which, each Performance Unit shall be paid; to establish the criteria, including but not limited to performance-based criteria, for the vesting and/or acceleration of the vesting of Grants; to determine the duration of the exercise period for each Option and the duration of each Performance Unit; to determine the terms, conditions, and restrictions on Restricted Shares and/or Bonus Shares, if any; and to make all other determinations deemed necessary or advisable for the administration of the Amended Employee Plan. The terms of each Grant will be reflected in a Grant Agreement executed by the recipient of the Grant and a proper officer of the Company.

OPTIONS

     TYPES OF OPTIONS. Options may be granted under the Amended Employee Plan as Incentive Stock Options or as Nonqualified Options. Options that are granted as Incentive Stock Options are intended to satisfy the requirements of Code Section 422.

     EXERCISE PRICE. The price per share of Common Stock subject to Options will be no less than 100% (110% in the case of a grant of an Incentive Stock Option to an owner of more than 10% of the total combined voting power of all classes of stock of the Company or its Subsidiaries) of the fair market value of such stock on the date of grant.

     DURATION OF OPTIONS. Each Grant Agreement will specify the exercise period for an Option. No Option will be exercisable later than ten years from the date of its grant, or five years from the date of its grant in the case of an Incentive Stock Option granted to an owner of more than 10% of the total combined voting power of all classes of stock of the Company or its Subsidiaries.

     EXERCISE OF OPTIONS. As under the Employee Plan, Options will be exercisable on or following the date or dates determined by the Committee and specified in each Grant Agreement. The Committee may exercise discretion to change the date on which an outstanding Option becomes exercisable; provided, that an exercise date designated in a Grant Agreement may not be changed to a later date without the consent of the Participant. Option Grants under the Amended Employee Plan may provide for accelerated vesting upon attaining certain preestablished performance goals, which will be specified in Grant Agreements relating to such Options.

     As under the Employee Plan, the following terms will apply to an Option granted under the Amended Employee Plan: (i) an Option will become fully vested and exercisable as of the date a Participant terminates employment with the Company or its Subsidiaries because of the Participant's death or Permanent Disability; (ii) an Option or part thereof that would become exercisable within two years from the date a Participant terminates employment with the Company or its Subsidiaries because of Retirement (as redefined) without regard to any accelerated vesting upon attainment of performance goals will become immediately exercisable at the time of Retirement; (iii) in the event of a Change of Control of the Company, all unexercised outstanding Options will become immediately exercisable in full and generally may be exercised any time on or after the first day following public disclosure of the Change of Control, except that in the event of a Change of Control by reason of a merger, consolidation, liquidation, dissolution or sale of all or substantially all of the assets of the Company, Options will become exercisable and may be exercised as of the effective date of such event and, if not exercised and proper notice is given, will expire on such date. Also, as under the Employee Plan, in the event a Grant Agreement includes provisions with respect to accelerated vesting upon the attainment of performance goals, and as of the date of a Participant's termination of employment due to Retirement the Company has completed a performance period, but the Committee has not yet certified the attainment of the applicable performance goals, then the Participant will become vested upon such certification in such Options as have become vested as a result of the attainment of such performance goals.

     As under the Employee Plan, an Option granted under the Amended Employee Plan that has become exercisable generally may be exercised following termination of employment with the Company or any of its Subsidiaries, to the extent it was or becomes exercisable on the date of such termination, within the earlier of the expiration date of the Option or (subject to certain exceptions for death, Permanent Disability, or Retirement as discussed below) thirty days after such termination. Options will expire on the date of termination if termination is the result of the Participant's fraud or other gross misconduct. The Amended Employee Plan provides that if employment terminates as a result of Retirement, death, or Permanent Disability, the exercise period is extended to the earlier of the expiration date of the Option or five years (increased from two years under the Employee Plan) following the date of Retirement, death, or Permanent Disability. If a Participant dies within five years

(increased from two years under the Employee Plan) following termination of employment by reason of Retirement or permanent disability, an Option may be exercised within the greater of (i) one year following the date of death or (ii) the remainder of the five-year period following such Retirement (in accordance with the Pension Plan) or Permanent Disability, but in no event later than the expiration date of the Option.

     Unlike the Employee Plan which defines Retirement essentially to mean termination of employment at or after age sixty-five, under the Amended Employee Plan, "Retirement" is defined to include termination of employment at or after a Participant's fifty-fifth birthday if such Participant has at least ten years of service with the Company and/or its Subsidiaries.

     Payment for stock purchased upon exercise of an Option must be made in full at the time of exercise, either in cash, by delivery of shares of Common Stock, or by reduction in the number of shares of Common Stock issuable upon such exercise.

     RELOAD OPTIONS. The proposed amendments authorize the Committee to specify at or after the time of grant of a Nonqualified Option (the "Original Option") that a Participant shall be automatically granted a Nonqualified Option (a "Reload Option") in the event a Participant exercises all or part of the Original Option within five years of the date of grant of the Original Option and makes payment therefor by means of a cashless exercise through (i) the issuance of shares of Common Stock upon exercise of the Original Option directly to the Participant's broker upon receipt by the Company of the purchase price in cash from the broker, (ii) a reduction in the number of shares issuable upon exercise or (iii) delivery of already owned shares of Common Stock of the Company.

     Each Reload Option shall (i) grant the Participant the right to purchase the number of shares of Common Stock equal to the number of shares of Common Stock directly or indirectly surrendered to the Company or sold in certain cashless broker assisted exercises in payment of the purchase price and any related withholding taxes required to be paid under or in connection with the Original Option, (ii) have an Option price equal to the fair market value of a share of Company Common Stock on the grant date of such Reload Option, (iii) expire at the end of the Option period of the Original Option, (iv) vest and become exercisable at such time and in such manner as the Committee shall determine, and (v) have such other terms and conditions as the Committee may determine.

PERFORMANCE UNITS

     GRANTING OF PERFORMANCE UNITS. As in the Employee Plan, the Amended Employee Plan provides the Committee with discretion to grant Performance Units in conjunction with Options granted under the Amended Employee Plan. The Committee, in its sole discretion, will determine the number of Performance Units, if any, granted to a Participant in conjunction with Options. Performance Units will relate to Options that are granted to a Participant at the same time and which vest at the same time as the Performance Units or earlier in accordance with the terms of a Grant Agreement ("Related Options"). A Performance Unit entitles its holder to receive from the Company, subject to realizing certain preestablished performance goals to be set by the Committee, an amount of cash equal to the Option Price of a Related Option plus the amount of federal and state personal income taxes owed by the Participant as a result of receiving a cash payment under a vested Performance Unit. In addition, the value of a vested Performance Unit includes the amount of federal and state personal income taxes owed by the Participant in connection with his or her exercise of the Related Option. The portion of the value of a vested Performance Unit that is related to a Participant's tax liability in connection with payment under a Performance Unit and exercise of a Related Option is calculated assuming the maximum combined federal and Connecticut state income tax rate on a specified date and is determined on a "grossed-up" basis. See Section 7.1 of Appendix B to this Proxy Statement for a description of the specific formula that applies in determining the amount of cash payable under a vested Performance Unit.

     PREESTABLISHED PERFORMANCE GOALS. A Performance Unit does not become payable unless a preestablished performance goal relating to such payment has been attained and the Committee has so certified. Performance goals will be established for a consecutive twelve-month or longer period (each, a "Performance Period") by the Committee in compliance with Code Section 162(m). Performance goals must be based on return on equity, return on assets, net income, and/or earnings per share. However, in establishing performance goals based on these business criteria, the Committee may make adjustments to the business criteria for changes in accounting principles and/or other items that are required by generally accepted accounting principles ("GAAP") to be separately disclosed in the Company's financial statements, such as the effects of any accounting changes, and any after-tax gains or losses as a result of patent litigation.

     PAYMENT OF PERFORMANCE UNITS. No payment will be made under any Performance Unit unless (i) the Committee has certified that the performance goal with respect to such Performance Unit has been met, and (ii) the holder of such Performance Unit has previously exercised or simultaneously exercises a Related Option. If, as of the date a Participant terminates his employment with the Company because of his death, Permanent Disability, or Retirement, the Company has completed a performance period and attained the performance goals relating to such performance period, but the Committee has not yet so certified, then any outstanding Performance Unit earned by virtue of attaining such performance goals may be paid to the Participant or, in the event of his death to his beneficiary, provided the Participant, or the Participant's beneficiary in the event of the Participant's death, simultaneously exercises or has previously exercised a Related Option. Except as provided in the immediately preceding sentence, if a Participant's employment with the Company is terminated for any reason, all Performance Units granted to such Participant shall terminate and be of no further force or effect.

     FORM OF PAYMENT FOR PERFORMANCE UNITS. The Company will make payment under a vested Performance Unit solely in cash.

     RESTRICTED SHARES. The proposed amendments authorize the Committee to grant Restricted Shares. Restricted Shares are Common Stock which have been granted to a Participant but which may not be sold or disposed of, and which may be forfeited in the event of termination of employment and/or failure to meet certain other conditions established by the Committee prior to the end of a restricted period specified by the Committee. A Participant granted Restricted Shares generally has all of the rights of a shareholder of the Company, including the right to vote the shares and to receive dividends thereon, unless otherwise determined by the Committee. Unless the Committee determines otherwise at the time of the Grant, the restrictions on Restricted Shares will lapse upon a Change of Control.

     BONUS SHARES AND OTHER GRANTS. The proposed amendments also authorize the Committee to grant shares of Common Stock of the Company as a bonus free of restrictions, or to grant shares or make other Grants in lieu of obligations to pay cash under other plans or compensatory arrangements, subject to such terms as the Committee may specify.

     AMENDMENT AND TERMINATION. As under the Employee Plan, the Committee may amend the Amended Employee Plan from time to time as it deems advisable; provided, however, that no amendment will become effective without prior approval of the shareholders which would (i) materially increase the benefits accruing to Insider Participants, (ii) materially increase the number of securities which may be issued under the Amended Employee Plan to Insider Participants, or (iii) materially modify the requirements as to eligibility for participation in the Amended Employee Plan to add a class of Insider Participants. Any increase in the number of shares available under the Amended Employee Plan for grant as Incentive Stock Options and any change in the designation of the group of employees eligible to receive Incentive Stock Options will be subject to shareholder approval. No amendment of the Amended Employee Plan may, without the consent of the holder of an existing Grant, adversely affect the Participant's rights thereunder.

     The Board of Directors may terminate the Amended Employee Plan at any time. Unless terminated sooner, it will terminate on August 19, 2002, except with respect to Grants made under the Plan prior to such date.

     OTHER TERMS AND CONDITIONS. As under the Employee Plan, the Amended Employee Plan provides that the maximum number of shares of Common Stock with respect to which Options, Restricted Shares, Bonus Shares and Performance Units may be granted under the Amended Employee Plan to any Participant cannot exceed 300,000 shares and 300,000 Performance Units in any two-year period, subject to adjustment under the plan's anti-dilution provisions.

     As under the Employee Plan, Options granted under the Amended Employee Plan are not transferable other than by will or by the laws of descent and distribution, provided that, except in the case of Options granted in connection with Performance Units, the Committee, in its sole and absolute discretion, may permit transfer by gift to or for the benefit of family members of the Participants. Performance Units are not transferable under any circumstances.

     As under the Employee Plan, the Amended Employee Plan provides that it is a condition of a Participant's right to exercise an Option or to receive payment under a Performance Unit that the Participant pay, consent to the withholding by the Company of, or make other provision satisfactory to the Company for the payment of, any federal, state, or other taxes that the Company is obligated to withhold or collect with respect to Options and/or Performance Units.

     As under the Employee Plan, Change of Control is defined in the Amended Employee Plan to mean (i) the acquisition of beneficial ownership of 30% or more of the combined voting power of the Company's then outstanding voting securities by any person or group (with certain exceptions); (ii) the first purchase of shares of Common Stock pursuant to a tender offer or an exchange offer, other than an offer by the Company or any of its Subsidiaries; or (iii) approval by shareholders of the Company of a merger, consolidation, liquidation, or dissolution of the Company, or of the sale of all or substantially all of the assets of the Company.

     PARTICIPATION IN THE AMENDED EMPLOYEE PLAN BY EXECUTIVE OFFICERS AND OTHER EMPLOYEES. It is not possible to determine the amount of Options and Performance Units that will be granted to any officer or other employee under the Amended Employee Plan in future years since the grants under the Amended Employee Plan are within the discretion of the Committee. Information regarding grants made under the Employee Plan to each of the Company's named executive officers for the fiscal year ended on April 30, 1997 is provided in the table of this Proxy Statement entitled Option Grants in Last Fiscal Year.

     As of ________, 1997, 1,033,875 shares remained available for grants under the Employee Plan. The same number would be available under the Amended Employee Plan. On ________, 1997, the market price for shares of Common Stock of the Company was _____.

FEDERAL INCOME TAX CONSEQUENCES

     NONQUALIFIED OPTIONS. Generally, a Participant will not realize taxable income at the time a Nonqualified Option is granted, nor will the Company be entitled to a deduction at that time. Upon exercise, the employee generally will be treated as receiving compensation, taxable as ordinary income, in an amount equal to the difference between the fair market value of the shares at the time of exercise and the Option Price. At that time, subject to the limitations of
Section 162(m) of the Internal Revenue Code ("Section 162 (m)"), the Company normally will be entitled to a tax deduction in an amount equal to the amount included in income by the employee.

     If a Participant pays all or a portion of the Option Price for a Nonqualified Option by surrendering previously acquired Common Stock, the exchange will not affect the tax treatment of the exercise. Upon such exchange, no gain or loss is recognized upon the surrender of the previously acquired shares of Common Stock to the Company, and the shares received by the Participant equal in number to the surrendered shares will have the same basis and holding period for capital gain or capital loss purposes as the surrendered shares. Shares received by the Participant in excess of the number of surrendered shares will have a basis equal to the fair market value of the Common Stock on the date of exercise and the holding period for capital gains purposes will commence on that date.

     Upon the sale of stock acquired upon exercise of a Nonqualified Option, the difference between any amount realized upon the sale and the fair market value of the shares at the time of exercise will be treated as a long or short-term capital gain or capital loss depending on how long the stock has been held.


     INCENTIVE STOCK OPTIONS. Generally, a Participant will not realize taxable compensation income at the time an Incentive Stock Option is granted or exercised. However, except in the event of death or disability, if an Incentive Stock Option is exercised more than three months following the Participant's termination of employment (a disqualifying exercise), the Participant will be treated as receiving compensation and will recognize ordinary income in an amount equal to the difference between the fair market value of the shares on the date of exercise and the Option Price. Also, the excess of the fair market value of the shares received upon exercise of the Incentive Stock Option and the Option Price is potentially subject to the alternative minimum tax. If a Participant exercises an Incentive Stock Option by surrendering previously acquired shares of Common Stock, the exchange will not affect the tax treatment of the exercise. Upon such exchange, and except for disqualifying dispositions discussed below, no gain or loss is recognized upon the surrender of the previously acquired shares to the Company, and the shares received by the Participant equal in number to the surrendered shares will have the same basis and holding period for capital gain or capital loss purposes as the surrendered shares. Shares received by the Participant in excess of the number of surrendered shares will have a basis of zero and a holding period that commences on the date shares are issued to the Participant upon exercise of the Incentive Stock Option.

     When stock covered by an Incentive Stock Option is sold, the Participant will be taxed on the difference between the sales price and the exercise price. If the Participant has held the stock for at least one year after exercise of the Incentive Stock Option and two years after the date the Incentive Stock Option was granted, the gain, if any, will be treated as a long-term capital gain. If a Participant sells stock covered by an Incentive Stock Option in a disqualifying disposition, i.e., within one year after the exercise of the Incentive Stock Option or within two years after the grant of the Incentive Stock Option, the Participant will be treated as receiving compensation, taxable as ordinary income, in the year of the disqualifying disposition in the amount of the difference between the Option Price and the lesser of the fair market value of the stock on the date of exercise and the sales price of the stock. Any amount recognized as ordinary income upon the exercise of an Incentive Stock Option is added to the Option Price in determining the Participant's basis in the shares sold. In addition, under these circumstances, there may be an adjustment in the calculation of the Participant's alternative minimum tax.

     The Company generally is not entitled to a deduction as a result of the grant or exercise of an Incentive Stock Option. However, if the Participant recognizes ordinary income as a result of a disqualifying exercise or disposition, the Company is entitled to a deduction of an equivalent amount in the taxable year of the Company in which the disqualifying disposition or exercise occurs, subject to the deduction limitations under Section 162(m).

     PERFORMANCE UNITS. Participants who are granted Performance Units will not recognize income at the time of grant. However, at the time the value of a Performance Unit is paid to a Participant, the full amount of the payment is treated as compensation that is taxable as ordinary income to the Participant, and will be subject to tax withholding at the time it is paid. Subject to the limitations of Code Section 162(m), the Company generally is entitled to claim an income tax deduction in an amount equal to the amount of ordinary income realized by the employee.

     RESTRICTED SHARES AND BONUS SHARES. A grant of Restricted Shares generally does not constitute a taxable event for a Participant or the Company. However, a Participant will be subject to tax, at ordinary income rates, when any restrictions on ownership of the Restricted Shares lapse. The Company will be entitled to take a commensurate deduction at that time, subject to the deduction limitation under Section 162(m) of the Code.

     A Participant may elect to recognize taxable ordinary income at the time Restricted Shares are awarded in an amount equal to the fair market value of the shares at the time of grant, determined without regard to any forfeiture restrictions. If such an election is made, the Company will be entitled to a deduction at that time in the same amount, subject to the deduction limitation under Section 162(m) of the Code. Future appreciation on the shares will be taxed at the capital gains rate when the shares are sold. However, if, after making such an election, the shares are forfeited, the Participant will be unable to claim a deduction.

     A grant of Bonus Shares will generally result in taxable income to the Participant at the time of the grant in the amount of the fair market value of the Bonus Shares at the time of grant. The Company will normally be entitled to a tax deduction in the same amount, subject to the deduction limitation under
Section 162(m).

     DEDUCTIBILITY OF EXECUTIVE COMPENSATION. Section 162(m) generally disallows a federal income tax deduction to any publicly held company for compensation paid in excess of $1 million in any taxable year to the chief executive officer or any of the other four most highly compensated officers whose compensation is required to be reported in the Summary Compensation Table of the Corporation's Proxy Statement ("Named Executive Officers"). Exceptions are made for, among other things, qualified "performance-based compensation." Qualified performance-based compensation means compensation paid solely on account of the attainment of objective performance goals, provided that (i) performance goals are established by a compensation committee consisting solely of two or more outside directors, (ii) the material terms of the performance-based compensation are disclosed to and approved by shareholders in a separate shareholder vote prior to payment and (iii) prior to payment, the compensation committee certifies that the performance goals were attained and other material terms were satisfied. As was the case with the Employee Plan, the Amended Employee Plan is designed to conform with the performance-based compensation exception to Section 162(m). However, the regulations promulgated under that Section are subject to interpretation and compensation received under this plan may not qualify for the exclusion provided thereby.

     SECTION 280G OF THE CODE. Under certain circumstances, the accelerated vesting or exercise of Options or the accelerated lapse of restrictions with respect to other Grants in connection with a Change in Control of the Company might be deemed an "excess parachute payment" for purposes of the golden parachute tax provisions of Section 280G of the Internal Revenue Code. To the extent it is so considered, the Participant may be subject to a 20% excise tax and the Company may be denied a tax deduction.

VOTE REQUIRED FOR APPROVAL

     Pursuant to the By-Laws of the Company and Connecticut state law, the affirmative vote of the holders of a majority of the shares of the Company's Common Stock represented at the meeting is required for the adoption of the Amended Employee Plan. Abstentions will have the same effect as votes "against" this proposal.

     If the Amended and Restated Employee Plan is not approved by the Company's shareholders, the Employee Plan will continue in effect in the form approved by the Company's shareholders on October 13, 1995.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDED EMPLOYEE PLAN.

PROPOSAL 4 -- APPROVAL OF THE AMENDED AND RESTATED GERBER SCIENTIFIC, INC. 1992 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

     On September 24, 1992, the Company's shareholders approved the Gerber Scientific, Inc. 1992 Non-Employee Director Stock Option Plan (the "Director Plan"). The Director Plan provides for automatic grants of Options to purchase 1,000 shares of the Company's Common Stock to each non-employee Director once each year while such persons are directors. The purpose of the Director Plan is to promote the long-term success of the Company by aligning the interest of the non-employee Directors more closely with the interests of shareholders. The Board believes that the awarding of Options to purchase the Company's Common Stock provides non-employee Directors with additional inducements to remain in the Company's service and increased incentives to work towards its long-term success.


PROPOSED AMENDMENTS

     The Board of Directors has determined that it is in the best interests of the Company and the shareholders to amend and restate the Director Plan. On July 17, 1997, the Board of Directors approved and adopted an Amended and Restated version of the Director Plan, ("the Amended and Restated Director Plan"). If the shareholders approve these amendments, the Amended and Restated Director Plan will:

     O PERMIT NON-EMPLOYEE DIRECTORS UP TO FIVE YEARS (OR UNTIL THE
       EXPIRATION OF THE OPTION, IF EARLIER) AFTER LEAVING THE BOARD TO EXERCISE OPTIONS GRANTED UNDER THE PLAN; AND

     O AUTHORIZE THE BOARD TO PERMIT NON-EMPLOYEE DIRECTORS TO ELECT
       TO RECEIVE COMPANY COMMON STOCK IN LIEU OF DIRECTOR FEES
       OTHERWISE PAYABLE IN CASH

     The proposed amendments do not increase the number of shares of Common Stock currently approved for grant of options under the Non-Employee Director Plan but does allow additional shares to be issued to Non-Employee Directors.

     The Board of Directors now submits this Amended and Restated Director Plan to the shareholders for their approval. The full text of the Amended and Restated Director Plan, is set forth in Appendix C to this Proxy Statement and the summary description of the proposed amendments set out above is qualified in its entirety by reference to Appendix C.

     The Board believes that the proposed Amended and Restated Director Plan, if approved by the shareholders, will encourage Directors to increase their holdings in the Company's Common Stock and enhance the Company's ability to attract and retain qualified non-employee Directors.


SUMMARY DESCRIPTION OF THE AMENDED AND RESTATED DIRECTOR PLAN

     SHARES AVAILABLE UNDER THE DIRECTOR PLAN. The maximum number of shares of Company Common Stock approved for grant of Options under the Director Plan is 75,000, and this is unchanged by the proposed amendments. However, under the Amended and Restated Director Plan, the maximum number of shares available for issuance under the Plan would be increased to 250,000 in order to make shares available for purchase by non-employee Directors pursuant to the terms of the plan. The shares of Common Stock issuable upon the exercise of Options may be authorized but unissued shares or shares which have been reacquired by the Company, including shares purchased on the open market. The number of shares available under the plan, the number of shares issuable upon the exercise of Options, and the exercise price of Options will be proportionately adjusted in the event of certain corporate restructuring events, stock dividends, or similar transactions. If any Option terminates, expires, or is canceled without having been exercised in full, new Options may thereafter be granted covering such shares.

     ADMINISTRATION. The Amended and Restated Director Plan will be administered by the Board. The Director Plan is currently administered by a committee composed of members of the Board of Directors who are also employees of the Company. Although the committee has the authority to administer the Amended Director Plan generally, it does not have any discretion with respect to matters concerning eligibility to participate in the Director Plan, the timing, amount and term of Options granted, and Option exercise prices. The Board, likewise, will have no discretion over these matters if the Amended and Restated Director Plan is approved.

     ELIGIBILITY. All Directors who are not employees of the Company or its Subsidiaries, and who have not been employees of the Company or its Subsidiaries during the preceding twelve months, are eligible to participate in the Director Plan and would continue to be eligible under the Amended and Restated Director Plan. Five of the seven current Directors have received Options under the Director Plan and, except for Mr. Simon who is not standing for reelection to the Board, all such non-employee Directors will continue to be eligible to receive Options either under the Director Plan or the Amended and Restated Director Plan.

     GRANT OF OPTIONS. Yearly grants of Options to purchase 1,000 shares of Common Stock will continue to be made automatically each May 1 (as they have since May 1, 1993) to all eligible non-employee Directors in office on that date. No Option may be granted under the Director Plan after September 23, 2002.

     EXERCISE PRICE. The price per share of Company Common Stock subject to Options granted under the Director Plan is 100% of the fair market value of a share of such stock on the day such Option is granted. On __________, 1997, the closing price of the Company's Common Stock as reported in the New York Stock Exchange-Composite Transactions listing was $____ per share. Payment for stock purchased upon exercise of an Option must be made in full at the time of exercise, either in cash or by delivery of previously-owned shares of Company Common Stock.

     DURATION OF OPTIONS. An Option granted under the Director Plan may be exercised no later than 10 years from the date such Option is granted.

     EXERCISE OF OPTIONS. All Options granted under the Director Plan are exercisable immediately.

     In the event that a non-employee Director is terminated for cause, all Options granted to him under the Director Plan expire immediately upon termination. Currently, under the Director Plan, if the non-employee Director terminates membership on the Board for any reason other than permanent disability or death, he can exercise any remaining Options within a 30-day period following such termination, but no later than the expiration date of such Options. If a non-employee Director resigns from the Board of Directors due to permanent disability, he can exercise any remaining Options within a two-year period following resignation, but no later than the expiration date of such Options. Similarly, in the event of the death of a non-employee Director, such Options can be exercised within a two-year period following death, but no later than the expiration date of such Options. If a non-employee Director dies within two years following termination by reason of permanent disability, an Option can be exercised with respect to any or all of the shares remaining subject to such Option at the time of death within the greater of (i) one year following the date of death, or (ii) the termination of the two-year period following the date of termination, but in no event later than the expiration date of the Option.

     If the proposed Amended and Restated Director Plan is approved by the shareholders, all Options granted will continue to be exercisable immediately. However, the restrictions on exercising the Options once a non-employee Director terminates his membership on the Board, other than for cause, will be eased. Under the proposed amendments, in all cases other than termination for cause, the non-employee Directors will have five years (up to six years in the event of death in the fifth year after termination) from the date of termination as a Director to exercise the Options, but in no event will the Options be exercisable at a date later than the expiration date of the Options. If the Amended and Restated to this Plan is approved, Mr. Simon, who is retiring as of the September 12, 1997 shareholder's meeting, will have this extended period of time to exercise Options to purchase 15,000 shares of the Company's Common Stock granted previously under the Director Plan. Also, all other current and future non-employee Directors will have this additional time to exercise their Options after leaving the Board, provided that in no case will an Option be exercisable beyond its ten year exercise period.

     OPTION TO RECEIVE DIRECTOR FEES IN STOCK RATHER THAN CASH. The proposed amendments to the Director Plan would authorize the Board to give non-employee Directors the option to receive all or a portion of the fees payable to them for services as a Director, including annual retainer, meeting and comittee service fees ("Director Fees") in shares of Company stock rather than in cash. This would allow non-employee Directors to acquire the stock at then current market values without incurring brokerage fees. The stock that a Director would receive in lieu of Director Fees would be unrestricted stock that, unless deferred, would be owned outright by the Director. The proposed amendments to the Director Plan would also authorize the Board to give non-employee Directors the option to defer all or a portion of any Director Fees in stock. The Company would keep records of deferrals in unfunded accounts, and would credit the deferred share account of each non-employee Director who elects to defer Director Fees payable in stock with an amount equal to the amount of dividends on any deferred stock. Directors who deferred compensation in the form of stock would not be entitled to vote the shares or have any other benefits of ownership of the deferred shares (other than the above-mentioned dividend credits) during their deferral periods. There are a number of special restrictions which apply to the deferral option in order to qualify it for deferral treatment under the federal income tax law. Among the restrictions is the requirement that the election to defer be made prior to the time of the performance of the Director's services. In addition, with respect to their deferral accounts, the Directors would have the status of general, unsecured creditors of the Company. In this regard, a deferral account under the Amended and Restated Plan would constitute a mere promise by the Company to make payments in the future.

     AMENDMENT AND TERMINATION. The Board of Directors has the right to amend or terminate the Director Plan at any time, provided that no amendment shall be made which would (i) materially increase the benefits accruing to non-employee Directors, (ii) materially increase the number of securities which may be issued to non-employee Directors, or (iii) materially modify the eligibility requirements for participation in the Director Plan, unless shareholder approval is obtained. Further, the provisions of the Director Plan relating to eligibility to participate and the price, amount, and timing of awards cannot be amended more than once every six months, unless such amendment is made to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. Under the Amended and Restated Director Plan, the only change in these provisions is that no amendments would be permitted which would adversely affect the rights of non-employee Directors to any shares theretofore credited to a deferred stock account in accordance with the plan. Unless terminated sooner, the Amended and Restated Director Plan will terminate on September 23, 2002, except that Options granted prior to such date will continue to be exercisable in accordance with their terms, stock deferrals made prior to that date shall remain outstanding and be paid when due thereafter and dividends will continue to be credited to deferred stock accounts until all such deferred stock has been paid out.

     CERTAIN PLAN BENEFITS. On May 1, 1997, A. Robert Towbin, Stanley Simon, Edward E. Hood, Jr., William Jerome Vereen, and David J. Logan (the current non-employee Directors) each received Options to purchase 1,000 shares of the Company's Common Stock pursuant to the Director Plan. Non-employee Directors will automatically receive Options to purchase 1,000 shares each year through 2002 under the Director Plan whether or not the proposed amendment is approved.

     FEDERAL INCOME TAX CONSEQUENCES. Options granted under the Director Plan are not intended to qualify as Incentive Stock Options under Section 422 of the Code. A non-employee Director who receives an Option pursuant to the Director Plan will not realize any taxable income upon the grant of the Option. However, a non-employee Director will recognize income on the exercise date in an amount equal to the difference between the fair market value of the shares of stock acquired upon the exercise of the Option and the Option exercise price. In the event that a non-employee Director exercises an Option by surrendering Company Common Stock already owned by the non-employee Director with a fair market value equal to all or a portion of the exercise price, the non-employee Director will not recognize any gain or loss upon the surrender of already-owned shares of Company Common Stock for an equal number of new shares of such stock. In addition, the basis and holding period of the old shares is carried over to an equal number of new shares. The Company may claim a deduction for compensation paid in the same amount and at the same time as the compensation is taxable to the non-employee Director. If the non-employee Director subsequently sells the shares acquired upon exercise, the difference between any amount realized upon the sale and the fair market value of the shares at the time of exercise will be taxed as a capital gain or loss.

     Director Fees that a Director elects to receive in stock and defer under the Amended and Restated Director Plan will become subject to Federal income taxation to the Director only as and when stock is actually paid over to the Director. The Company will become entitled to a compensation expense deduction at the same time. The same treatment applies to dividends credited to the Director's account during the period of deferral.

VOTE REQUIRED FOR APPROVAL

     Pursuant to the By-Laws of the Company and Connecticut state law, the affirmative vote of the holders of a majority of the shares of the Company's Common Stock represented at the meeting is required for approval of the Amended and Restated Director Plan. Abstentions will have the same effect as votes "against" the proposal.

     If the Amended and Restated Director Plan is not approved by the Company's shareholders, the Director Plan will continue in effect in the form approved by the Company's shareholders on September 24, 1992.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE AMENDED AND RESTATED DIRECTOR PLAN.

                              INDEPENDENT AUDITORS

     The Board of Directors has approved the appointment of KPMG Peat Marwick LLP as independent auditors to audit the financial statements of the Company for the fiscal year ending April 30, 1998. This firm has served as independent auditors for the Company for many years. The audit services rendered to the Company by KPMG Peat Marwick LLP during the year ended April 30, 1997, included examination of the annual financial statements of the Company, review of quarterly reports, and consultation on various accounting and tax matters.

     Representatives of KPMG Peat Marwick LLP are expected to be present at the annual meeting and will have the opportunity to make a statement if they wish. They will also be available to respond to appropriate questions.


SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     Shareholder proposals for the 1998 annual meeting must be received by the Company no later than April 16, 1998, for inclusion in the 1998 Proxy Statement and form of proxy.


OTHER BUSINESS

     The Board of Directors and management do not know of any matters to come before the annual meeting of shareholders other than those set forth in the accompanying Notice. If any other matters properly come before the meeting, however, it is the intention of the persons named in the enclosed form of proxy to vote on such matters in accordance with their best judgment and in the best interests of the Company.

                                        By Order of the Board of Directors



                                        Richard F. Treacy, Jr.
                                        Secretary

Dated at South Windsor, Connecticut,
this 4th day of August, 1997

APPENDIX A


PROPOSED AMENDMENT TO PARAGRAPH 2(A) OF ARTICLE EIGHTH OF THE RESTATED CERTIFICATE OF INCORPORATION

     Resolved: that the Company's Restated Certificate of Incorporation be amended by restating the second sentence of paragraph 2(a) of Article VIII thereof to read as follows:

     The number of directors (exclusive of directors, if any, elected by the holders of one or more series of Preferred Stock, which may at any time be outstanding, voting separately as a class pursuant to the provisions of the Certificate of Incorporation applicable thereto) shall not be fewer than three
(3) nor more than eleven (11), the exact number of directors to be determined from time to time by resolution adopted by the affirmative vote of a majority of the directors then in office, or, in the absence of such a determination, shall be the number of directors in office immediately after the election of directors at the preceding annual meeting of Shareholders.

PROPOSED AMENDMENT TO SECTION 1 OF ARTICLE III OF THE BY-LAWS

     Resolved: that the Company's By-Laws be amended by restating the second sentence of Section 1 of Article III thereof to read as follows:

     The number of directors (exclusive of directors, if any, elected by the holders of one or more series of Preferred Stock, which may at any time be outstanding, voting separately as a class pursuant to the provisions of the Certificate of Incorporation applicable thereto) shall not be fewer than three
(3) nor more than eleven (11), the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors, or, in the absence of such determination, shall be the number of directors in office immediately after the election of directors at the preceding annual meeting of Shareholders.

APPENDIX B

                            GERBER SCIENTIFIC, INC.
                           1992 EMPLOYEE STOCK PLAN,
                    AS AMENDED AND RESTATED AS OF MAY 1, 1997



                                   ARTICLE 1.
                                  DEFINITIONS

1.1   BOARD shall mean the Board of Directors of the Company.

1.2 BONUS SHARES shall mean shares of Common Stock granted to a participant under Article 9 of this Plan.

1.3 CHANGE OF CONTROL shall mean (i) the acquisition by any person (including a group within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act but excluding the Company or any of its subsidiaries or any person who or which was the beneficial owner on August 20, 1992 (the date the Board initially adopted this Plan), as reflected in a Schedule 13D or a Schedule 13G filed with the Securities and Exchange Commission as of such date, of more than 6% of the combined voting power of the Company's then outstanding voting securities) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of the combined voting power of the Company's then outstanding voting securities;
      (ii) the first purchase of shares of Common Stock pursuant to a tender offer or an exchange offer, other than an offer by the Company or any of its subsidiaries; or (iii) approval by shareholders of the Company of a merger, consolidation, liquidation or dissolution of the Company, or of the sale of all or substantially all of the assets of the Company.

1.4   CODE shall mean the Internal Revenue Code of 1986, as amended.

1.5 COMMITTEE shall mean those members of the Board who are appointed by the Board to administer this Plan in accordance with the provisions of Article 5 of this Plan.

1.6   COMMON STOCK shall mean the Common Stock, $1.00 par value, of the Company.

1.7 COMPANY shall mean Gerber Scientific, Inc., its Subsidiaries and their successors and assigns.

1.8 EFFECTIVE DATE shall have the meaning ascribed to such term in Section 2.2 of this Plan.

1.9   EMPLOYEE shall mean any employee of the Company or any Subsidiaries.

1.10  EXCHANGE ACT shall mean the Securities Exchange Act of 1934, as amended.

1.11 FAIR MARKET VALUE shall mean, as applied to a specific date, the closing price for the Common Stock on such date as reported in the New York Stock Exchange-Composite Transactions by The Wall Street Journal, or if no Common Stock was traded on such date, on the next preceding day on which Common Stock was so traded. If the Common Stock is not listed and traded on the New York Stock Exchange, the Fair Market Value shall mean, as applied to a specific date, the closing price for the Common Stock on such date as reported on such other principal United States securities exchange registered under the Exchange Act on which the Common Stock is listed, or if the Common Stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of Common Stock on the National Association of Securities Dealers, Inc. Automated Quotations System.

1.12 GRANT shall mean, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Restricted Shares, Bonus Shares and/or Performance Units.

1.13 GRANT AGREEMENT shall mean the written agreement evidencing the grant of an Option, Restricted Shares, Bonus Shares and/or a Performance Unit entered into between a Participant and the Company pursuant to this Plan. The Committee may designate any Grant Agreement evidencing only the grant of an Option as an Option Agreement.

1.14 GRANT DATE shall mean, with respect to a particular Grant, the date as of which such Grant is granted by the Committee pursuant to this Plan or, in the case of a Reload Option, the date on which the Original Option is exercised.

1.15 INCENTIVE STOCK OPTION shall mean any Option granted under this Plan which the Committee intends (at the time it is granted) to be an incentive stock option within the meaning of Section 422 of the Code.

1.16 INSIDER PARTICIPANT shall mean any individual who is selected by the Committee to receive Grants under the Plan and who is subject to the requirements of Section 16(a) of the Exchange Act, and the rules and regulations thereunder.

1.17 NONINSIDER PARTICIPANT shall mean any person who is selected by the Committee to receive Grants under the Plan who is not an Insider Participant.

1.18 NONQUALIFIED OPTION shall mean any Option granted under this Plan which is not an Incentive Stock Option.

1.19 OPTION shall mean the right of a Participant to purchase shares of Common Stock in accordance with the provisions of this Plan and such term shall include Nonqualified Options, Reload Options and Incentive Stock Options, unless otherwise indicated.

1.20 OPTION PERIOD shall have the meaning ascribed to such term in Section 6.5 of this Plan.

1.21 OPTION PRICE shall mean the price per share of Common Stock to be paid by a Participant upon exercise of an Option, as stated in the Grant Agreement.

1.22  ORIGINAL OPTION shall have the meaning ascribed to such term in Section
      6.9 of this Plan.

1.23 PARTICIPANT shall mean any Employee who satisfies the eligibility requirements of Article 3 of this Plan and who is selected by the Committee to receive a Grant under this Plan.

1.24  PERFORMANCE UNIT have the meaning set forth in Section 7.1 of this Plan.

1.25 PLAN shall mean the Gerber Scientific, Inc. 1992 Employee Stock Plan and any amendments thereto.

1.26 RELOAD OPTION shall have the meaning ascribed to such term in Section 6.9 of this Plan.

1.27 RESTRICTED SHARES shall mean shares of Common Stock granted to a Participant under Article 8 of this Plan that are subject to restrictions and to a risk of forfeiture.

1.28 RETIREMENT shall mean termination of employment, for reasons other than Permanent Disability or death, at any time on or after the Participant's fifty-fifth birthday provided that such Participant has completed at least ten Vesting Years as that term is defined in the Gerber Scientific, Inc. and Participating Subsidiaries Pension Plan or any successor thereto.

1.29 SUBSIDIARY shall mean any corporation or other business entity in which the Company directly or indirectly owns fifty percent or more of the outstanding voting stock or other ownership interest.

1.30 PERMANENT DISABILITY shall mean "permanent and total disability" as provided in Section 22(e)(3) of the Code.

                                   ARTICLE 2.
                                    PURPOSE

2.1 PURPOSE. The purpose of this Plan is to offer as an additional incentive to the officers and other key Employees who are the most responsible for the growth and success of the Company and its Subsidiaries, the opportunity to increase their proprietary interest in the Company under conditions which will encourage their continued employment in the service of the Company or its Subsidiaries and to recognize and reward their contribution to creating shareholder value.

2.2 EFFECTIVE DATE. This Plan initially became effective August 20, 1992. No Incentive Stock Options, Nonqualified Options, Performance Units, Restricted Shares or Bonus Shares shall be granted under this Plan after August 19, 2002.

                                   ARTICLE 3.
                                  ELIGIBILITY

3.1 PERSONS ELIGIBLE. Grants may be made only to Employees who are key Employees (which term shall be deemed to include officers) who on the grant date (i) are employed by the Company or any of its Subsidiaries and
      (ii) have managerial, supervisory, professional, scientific, engineering or similar responsibilities. A Director of the Company or any Subsidiary who is not also an Employee shall not be eligible to receive a Grant. During the term of this Plan, Grants may be made to eligible Employees whether or not they hold or have held Grants under this Plan or Options under previously adopted plans.

      The Committee shall determine, in its sole discretion, who is a key Employee and its decision shall be final, binding and conclusive.

                                   ARTICLE 4.
                        COMMON STOCK COVERED BY THE PLAN

4.1 PLAN MAXIMUMS. The aggregate number of shares of Common Stock with respect to which Options, Restricted Shares and Bonus Shares may be granted under this Plan shall be 3,000,000 shares, subject to adjustment as provided in
      Section 4.4 of this Plan. If any Option expires or is terminated unexercised, then the number of shares of Common Stock covered by such Option shall again be available for grant of an Option under this Plan. In addition, if any Restricted Shares or Bonus Shares granted to a Participant are forfeited or surrendered, then the number of such forfeited or surrendered Restricted Shares or Bonus Shares shall again be available for Grant to a Participant under this Plan.

      The aggregate number of Performance Units that may be granted under this Plan shall be 2,000,000, subject to adjustment as provided in Section 4.4 of this Plan. The payment of cash under any Performance Unit shall not be deemed to result in the issuance of any shares of Common Stock.

4.2 LIMITATION ON GRANTS PER PARTICIPANT. The maximum number of shares of Common Stock with respect to which Options, Restricted Shares and Bonus Shares may be granted under this Plan to any Participant shall not exceed 300,000 shares in any two-year period, subject to adjustment as provided in Section 4.4 hereunder.

4.3 SOURCE OF SHARES. The shares to be issued upon exercise of Options granted under this Plan shall be made available, at the discretion of the Board, either from the authorized but unissued shares of Common Stock or from shares of Common Stock reacquired by the Company, including shares purchased in the open market.

4.4 ADJUSTMENTS TO GRANTS. In the event that the number of outstanding shares of Common Stock is changed by reason of a split-up or combination or an exchange of shares or recapitalization or by reason of a stock dividend, merger, consolidation, reorganization, liquidation or the like, the number of shares for which Options, Restricted Shares and Bonus Shares may thereafter be granted under this Plan, the number of shares then subject to Options theretofore granted under this Plan, the price per share payable by the Participant upon exercise of such Options, the number of Performance Units which may thereafter be granted under this Plan, the number of Performance Units then granted under this Plan and the amount of cash payable by the Company pursuant to a Performance Unit and the number of Restricted Shares and Bonus Shares theretofore granted under this Plan, shall be adjusted proportionately so as to reflect such change.

                                   ARTICLE 5.
                           ADMINISTRATION OF THE PLAN

5.1 COMMITTEE. The Plan shall be administered by the Committee, which shall be composed of not less than two members of the Board appointed by the Board and serving at the Board's discretion.

5.2 POWERS OF COMMITTEE. The Committee may interpret this Plan, prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of this Plan, and make such other determinations under, and interpretations of, this Plan, and take such other action, as it deems necessary or advisable. Any interpretation, determination or other action made or taken by the Committee shall be final, binding and conclusive upon all parties.

5.3 ACTION BY COMMITTEE. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee shall also have express authority to hold Committee meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other.

5.4 DISCRETION TO DETERMINE GRANTS. Subject to the provisions of this Plan, the Committee shall have the authority in its sole discretion from time to time to:

      (a) determine and designate those key Employees to whom Grants are to be made;

      (b) authorize and make Grants;

      (c) determine the number of Options granted pursuant to any Grant Agreement and the number of shares of Common Stock subject to each Option, the Option Price thereof, and whether the Options covered thereby are Incentive Stock Options or Nonqualified Stock Options;

      (d) determine the number of Performance Units granted to any Participant;

      (e) determine the number of Restricted Shares granted to any Participant;

      (f) determine the number of Bonus Shares granted to any Participant; and,

      (g) determine the time or times when and the manner in which each Option shall be exercisable;

      (h) determine the time or times when, and the conditions to and the manner in which, each Performance Unit shall be paid;

      (i) establish the criteria, including but not limited to performance-based criteria, for the vesting and/or acceleration of the vesting of Grants;

      (j) determine the duration of the Option Period for each Option and the duration of each Performance Unit;

      (k) determine the terms, conditions and restrictions on Restricted Shares including terms and conditions relating to the disposition or transfer of such Restricted Shares and the forfeitability of such Restricted Shares;

      (l) determine the terms, conditions and restrictions, if any, on Bonus Shares; and

      (m) make all other determinations deemed necessary or advisable for the administration of this Plan. In making these determinations, the Committee may take into account the nature of the services rendered by respective Employees, their present and potential contributions to the success of the Company and such other factors as the Committee in its discretion shall deem relevant.

      The Committee may, in its discretion, treat all or any portion of any period during which a Participant is on military or on an approved leave of absence from the Company as a period of employment of such Participant by the Company, for purposes of accrual of his rights under his Grants.

5.5 INDEMNIFICATION. Current and past members of the Board or Committee shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit or proceeding to which such member may be or become a party or in which such member may be or become involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by such member in settlement thereof (with the Company's written approval) or paid by such member in satisfaction of a judgment in any such action, suit or proceeding, except a judgment in favor of the Company based upon a finding of such member's lack of good faith. Indemnification pursuant to this provision is subject to the condition that, upon the institution of any claim, action, suit or proceeding against such member, such member shall in writing give the Company an opportunity, at its own expense, to handle and defend the same before such member undertakes to handle and defend it on such member's behalf. The foregoing right of indemnification shall not be exclusive of any other right to which such member may be entitled as a matter of law or otherwise, or any power that the Company may have to indemnify or hold such member harmless.

5.6 RELIANCE. Each member of the Board or of the Committee, and each officer and Employee of the Company, shall be fully justified in relying or acting in good faith upon any information furnished in connection with the administration of this Plan by any appropriate person or persons. In no event shall any current or past member of the Board or Committee, or an officer or Employee of the Company, be held liable for any determination made or other action taken or any omission to act in reliance upon any such information, or for any action (including the furnishing of information) taken or any failure to act, if in good faith.

5.7 AGENTS. In administering this Plan, the Committee may employ accountants and counsel (who may be the independent auditors and outside counsel for the Company) and other persons to assist or render advice to it, all at the expense of the Company.

                                   ARTICLE 6.
                        TERMS AND CONDITIONS OF OPTIONS

      Each Option granted under this Plan shall be subject to the following terms and conditions:

6.1 GRANT AGREEMENT. A proper officer of the Company and each Participant shall execute a Grant Agreement which shall set forth the Grant Date of the Option (unless it is a Reload Option in which case the Grant Date shall be the date on which the Original Option is exercised), the total number of shares of Common Stock subject to Option to which such Grant Agreement pertains, the Option Price, whether it is a Nonqualified Option or an Incentive Stock Option, the time or times when the Option vests and becomes exercisable, the duration of the Option Period, and such other terms, conditions, restrictions, and privileges as the Committee in each instance shall deem appropriate, provided they are not inconsistent with the terms, conditions, and provisions of this Plan.

6.2   OPTION PRICE.

      (a) INCENTIVE STOCK OPTIONS. The price per share of Common Stock subject to an Incentive Stock Option shall be no less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the Grant Date of such Incentive Stock Option, except as provided in Section 6.10(c) below.

      (b) NONQUALIFIED OPTIONS. The price per share of Common Stock subject to a Nonqualified Option shall be no less than one hundred percent (100%) of the Fair Market Value of the Company's Common Stock on the Grant Date of such Nonqualified Option.

6.3   VESTING AND EXERCISE OF OPTIONS. (a) Except as otherwise provided in this
      Article 6 of this Plan, an Option granted hereunder shall vest and become exercisable at such times, under such conditions, and in such manner as the Committee shall determine and specify in the Grant Agreement. Pursuant to the terms of the Grant Agreement or otherwise, the Committee may exercise discretion to change the date on which an outstanding Option vests and becomes exercisable; provided, however, that a vesting date designated in a Grant Agreement may not be changed to a later date without the consent of the Participant.

      (b) Upon vesting of an Option, the Option may be exercised in whole or in part, but only with respect to whole shares of Common Stock, during the Option Period determined in accordance with Sections 6.5 through 6.7. An Option shall be exercised by (a) written notice to the Committee of the intent to exercise the Option with respect to a specified number of shares of Common Stock and (b) payment for such shares as specified in Section
      6.8 of this Plan.

6.4 SALES OF STOCK UNDERLYING OPTIONS. Notwithstanding anything in the Plan to the contrary, except in the case of sales by an executor or administrator of the estate of a deceased Insider Participant, shares of Common Stock acquired through the exercise of an Option granted hereunder to an Insider Participant may not be disposed of until a date at least six months after the Grant Date of such Option as specified in the Grant Agreement, unless such disposition would not otherwise result in liability under Section 16(b) of the Exchange Act.

6.5 OPTION PERIOD. Each Grant Agreement shall specify the period during which an Option may be exercised (the "Option Period") and shall provide that the Option shall expire at the end of such Option Period. However, in no event shall an Option granted under this Plan be exercisable later than ten (10) years from the Grant Date. Subject to the terms of Section 6.7 of this Plan, an Option granted pursuant hereto may be exercised only while a Participant remains employed by the Company or its Subsidiaries.

6.6 ACCELERATED VESTING IN THE EVENT OF DEATH, PERMANENT DISABILITY, RETIREMENT, OR CHANGE OF CONTROL.

      (a) An Option granted under this Plan that is not fully vested and exercisable as of the date the Participant terminates his employment with the Company because of his death or Permanent Disability shall become fully vested and immediately exercisable on such date and may be exercised as provided in Section 6.7.

      (b) In the event of termination of employment due to Retirement, an Option or part thereof, to the extent it would vest and become exercisable within two years from the date of Retirement, without regard to any provisions in the Grant Agreement relating to accelerated vesting upon attainment of performance goals, shall vest and become immediately exercisable upon the Participant's termination of employment and may be exercised by the Participant as provided in Section 6.7. In addition, in the event a Grant Agreement includes provisions with respect to accelerated vesting upon attainment of performance goals, and as of the date of such Participant's termination of employment due to Retirement the Company has completed a performance period and attained the applicable performance goals relating to such performance period as described in the Grant Agreement, but the Committee has not yet certified the attainment of such performance goals, then the Participant shall become vested upon such certification in such Options as have become vested upon the attainment of such performance goals (as determined under the terms of the Grant Agreement), and such Options may be exercised by the Participant as provided in Section 6.7.

      (c) In the event of a Change of Control of the Company, as defined in
      Section 1.3, all unexercised outstanding Options under this Plan shall vest and become immediately exercisable in full and may be exercised at any time on and after the first day following the date of public disclosure of a Change of Control, provided the Option is exercised within the option period determined in accordance with Sections 6.5 and 6.7 of this Plan, except that in the case of a Change of Control by reason of merger, consolidation, liquidation, dissolution or sale of all or substantially all of the assets of the Company, such Options shall become exercisable and may be exercised as of the effective date of such merger, consolidation, liquidation, dissolution or sale of all or substantially all assets and, if not exercised, shall expire on such date. Notwithstanding the foregoing, in the event of a merger, consolidation, liquidation, dissolution or sale of all or substantially all of the assets of the Company, the expiration of an unexercised Option as of the effective date of such event shall occur only if the Participant has received notice by registered or certified mail, return receipt requested, of such proposed event not less than twenty (20) business days in advance of the effective date of the proposed event.

6.7 EXERCISE IN THE EVENT OF DEATH, PERMANENT DISABILITY, RETIREMENT, OR TERMINATION OF EMPLOYMENT.

      (a) DEATH OR PERMANENT DISABILITY. In the event of termination of employment due to death or Permanent Disability, an Option or part thereof may be exercised within five years following the date of death or Permanent Disability, as the case may be, but in no event any later than the expiration date of the Option determined under Section 6.5. In the event of the Participant's death within five years following termination of employment by reason of Retirement or Permanent Disability, the Option may be exercised within the greater of (i) one year following the date of death or (ii) the remainder of the five-year period following the Participant's date of Retirement or Permanent Disability, but in no event any later than the expiration date of the Option determined under Section 6.5.

      (b) RETIREMENT. In the event of termination of employment due to Retirement, an Option or part thereof, to the extent it is exercisable or becomes exercisable in accordance with Section 6.6(b), may be exercised at any time prior to the earlier of (i) the expiration date of the Option determined under Section 6.5, or (ii) five years following the date of Retirement.

      (c) TERMINATION OF EMPLOYMENT FOR REASONS OTHER THAN DEATH, PERMANENT DISABILITY OR RETIREMENT. In the event of the Participant's termination from employment by reason other than death, Permanent Disability or Retirement, an Option may be exercised, only to the extent it was exercisable on the date of such termination, at any time prior to the earlier of (i) the expiration date of the Option determined under Section 6.5, or (ii) thirty (30) days from the date of such termination, unless the Participant's employment is terminated as a result of fraud or other gross misconduct on the part of the Participant (the existence of which shall be determined by the Committee in its sole discretion), in which case such Option shall terminate on the date of such termination of employment. Notwithstanding the forgoing, the Committee, in the exercise of its discretion, may extend such 30-day period, but in no event shall such period be extended beyond the expiration date of the Option determined under Section 6.5.

6.8 PAYMENT OF OPTION PRICE. No shares of Common Stock shall be issued to any Participant upon exercise of an Option until full payment of the purchase price has been made to the Company and the Participant has remitted to the Company the required federal and state withholding taxes, if any. A Participant exercising an Option shall obtain no rights as a stockholder of the Company until certificates for the shares of Common Stock purchased under such Option are issued to the Participant. At the election of the Participant, payment of the purchase price and/or applicable withholding taxes, if any, may be made in whole, or in part, in shares of Common Stock, excluding Restricted Shares, pursuant to such terms and conditions as may be established from time to time by the Committee (including, without limitation, payment in accordance with a cashless exercise program under which, if so instructed by the Participant, shares of Common Stock may be issued directly to the Participant's broker or dealer upon receipt of the purchase price and all applicable withholding taxes in cash from the broker or dealer). If any such payment is made in shares of Common Stock, such stock shall be valued at one-hundred percent (100%) of Fair Market Value on the day a Participant exercises his or her Option. A Participant need not surrender shares of Common Stock as payment; and the Company may, upon the giving of satisfactory evidence of ownership of said shares of Common Stock by the Participant, deliver the appropriate number of additional shares of Common Stock reduced by the number of shares required to pay the purchase price and applicable withholding taxes. Such form of evidence shall be determined by the Committee. Payment in full or in part may also be made by reduction in the number of shares of Common Stock issuable upon such exercise based, in each case, on the Fair Market Value of the shares on the date the Option is exercised.

6.9   RELOAD OPTIONS.

      (a) GRANT OF RELOAD OPTIONS. The Committee shall have the authority to, and in its sole discretion may, specify at or after the time of grant of a Nonqualified Option (the "Original Option"), that a Participant shall be automatically granted a Nonqualified Option (a "Reload Option") in the event such Participant exercises all or part of an Original Option within five (5) years of the date of grant of the Original Option, by means of, in accordance with Section 6.8 of this Plan, (i) a cashless exercise program under which shares of Common Stock are issued directly to the Participant's broker or dealer upon receipt of the purchase price and any applicable withholding taxes in cash from the broker or dealer, (ii) a reduction in the number of shares of Common Stock issuable upon such exercise sufficient to pay the purchase price and any applicable withholding taxes, based, in each case, on the Fair Market Value of the shares on the date the Option is exercised, or (iii) surrendering to the Company already owned shares of Common Stock, excluding Restricted Shares, in full or partial payment of the purchase price under the Original Option and any applicable withholding taxes. The grant of Reload Options shall be subject to the availability of shares of Common Stock under this Plan at the time of exercise of the Original Option and to the limits provided for in Sections 4.1 and 4.2 of this Plan.

      (b) TERMS OF RELOAD OPTIONS. Each Reload Option shall:

          (i) entitle the participant to purchase a number of shares of Common Stock equal to the number of shares of Common Stock directly or indirectly surrendered (in the manner provided in Section 6.9(a) of this Plan) in payment of the purchase price and any applicable withholding taxes, in connection with the exercise of all or any portion of the Original Option;

          (ii) have an Option Price equal to the Fair Market Value of a share of Common Stock on the Grant Date of the Reload Option, which Grant Date shall be the date the Original Option is exercised;

          (iii) vest and become exercisable as determined by the Committee in the exercise of its discretion; provided, however, that in the event of (a) the death or Permanent Disability of Participant, (b) the Participant's Retirement or (c) a Change of Control of the Company, shares subject to Reload Options shall vest and become exercisable by the Participant in accordance with Sections 6.6(a), 6.6(b) and 6.6(c), respectively, hereof;

          (iv) be exercisable until the expiration of the Option Period for the Original Option, except to the extent Section 6.7 hereof, the Grant Agreement for the Original Option, or the Committee provides for earlier expiration; and

          (v) have such other terms and conditions as the Committee may determine. In no event shall a Reload Option be exercisable later than the expiration date of the Original Option.

6.10 ADDITIONAL TERMS APPLICABLE TO INCENTIVE STOCK OPTIONS. All Options issued under this Plan as Incentive Stock Options will be subject, in addition to the terms detailed in Sections 6.1-6.8 above, to those contained in this
      Section 6.10.

      (a) SPECIAL LIMITATION ON INCENTIVE STOCK OPTION GRANTS. Except as provided in Section 6.9(b) of this Plan, the aggregate Fair Market Value, determined as of the time an Incentive Stock Option is granted, of the Common Stock (and stock of a Subsidiary) with respect to which Incentive Stock Options granted under this Plan and stock options that satisfy the requirements of Section 422 of the Code granted under any other stock option plan or plans maintained by the Company (or any Subsidiary) are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000 for such year. The foregoing limitation shall not take into account stock options which, by their terms, provide that they shall not be treated as incentive stock options.

      (b) SPECIAL LIMITATION ON INCENTIVE STOCK OPTION TREATMENT.

          (i) IN GENERAL. To the extent that, as a result of the rules described in Section 6.6 or otherwise, the aggregate Fair Market Value of Common Stock with respect to which Incentive Stock Options granted to a Participant are exercisable for the first time during any calendar year exceeds $100,000, such Options shall not be treated as Incentive Stock Options or otherwise as stock options which satisfy the requirements of Section 422 of the Code.

          (ii) ORDERING RULE. Clause (1) shall be applied by taking Incentive Stock Options into account in the order that they were granted.

          (iii) ALLOCATION RULE. To the extent that the Fair Market Value of Common Stock for which the Participant has been granted an Incentive Stock Option causes the aggregate Fair Market Value of all Common Stock with respect to which the Participant has been granted Incentive Stock Options exercisable for the first time during any calendar year to exceed $100,000, such Option shall be treated as not qualifying as an Incentive Stock Option, and, unless the Company designates which Common Stock acquired by such Option is to be treated as stock acquired pursuant to the exercise of an Incentive Stock Option by issuing a separate certificate (or certificates) for such stock and identifying such certificate (or certificates) as Incentive Stock Option stock in its stock transfer records, an equal proportion of each share of Common Stock acquired pursuant to such Option shall be treated as if acquired pursuant to the exercise of an option that does not satisfy the requirements of Section 422 of the Code.

          (iv) SPECIAL DEFINITIONS. For purposes of this subsection (b), stock options granted to a Participant under any other stock option plan or plans maintained by the Company (or any Subsidiary) that satisfy the requirements of Section 422 of the Code shall be included within the term Incentive Stock Options, stock of a Subsidiary shall be included within the term Common Stock, and options which, by their terms, provide that they shall not be treated as incentive stock options shall not be taken into account.

      (c) LIMITS ON TEN PERCENT SHAREHOLDERS. The price at which shares of Common Stock may be purchased upon exercise of an Incentive Stock Option granted to an individual who, at the time such Incentive Stock Option is granted, owns, directly or indirectly, more than ten percent (10%) of the total combined voting power of all classes of stock issued to shareholders of the Company or any Subsidiary, shall be no less than one hundred and ten percent (110%) of the Fair Market Value of a share of the Common Stock of the Company at the time of grant, and such Incentive Stock Option shall by its terms not be exercisable after the earlier of the date determined in accordance with Sections 6.5 through 6.7 or the expiration of five (5) years from the Grant Date of such Incentive Stock Option.

      (d) FEDERAL INCOME TAX TREATMENT. A share of Common Stock transferred to a Participant pursuant to his exercise of an Incentive Stock Option shall not be treated as a share transferred pursuant to the exercise of an Incentive Stock Option for federal income tax purposes unless (i) no disposition of such share is made by the Participant within two (2) years from the Grant Date of the Incentive Stock Option nor within one (1) year after the transfer of such share to the Participant, and (ii) at all times during the period beginning on the Grant Date of the Incentive Stock Option and ending on the day three (3) months before the date of exercise of the Incentive Stock Option, the Participant was an Employee of either the Company, a parent of the Company or any Subsidiary. Notwithstanding
      Section 6.9(d)(ii), an Incentive Stock Option that is exercised within twenty-four (24) months after the Participant's employment ceases as a result of death shall continue to be treated as an Incentive Stock Option and an Incentive Stock Option that is exercised within twelve (12) months after the Participant's employment ceases as a result of a Permanent Disability shall continue to be treated as an Incentive Stock Option. In addition, Section 6.9(d)(i) shall not apply to an Incentive Stock Option exercised after the death of the Participant.

      (e) NOTICE OF DISPOSITION; WITHHOLDING; ESCROW. A Participant shall immediately notify the Company in writing of any sale, transfer, assignment or other disposition (or action constituting a disqualifying disposition within the meaning of Section 421 of the Code) of any shares of Common Stock acquired through exercise of an Incentive Stock Option, within two (2) years after the Grant Date of such Incentive Stock Option or within one (1) year after the acquisition of such shares, setting forth the date and manner of disposition, the number of shares disposed of, and the price at which such shares were disposed of. The Company or any Subsidiary shall be entitled to withhold from any compensation or other payments then or thereafter due to the Participant such amounts as may be necessary to satisfy any withholding requirements of federal or state law or regulation and, further, to collect from the Participant any additional amounts which may be required for such purpose. The Committee may, in its discretion, require shares of Common Stock acquired by a Participant upon exercise of an Incentive Stock Option to be held in an escrow arrangement for the purpose of enabling compliance with the provisions of this Section 6.9(e).

                                   ARTICLE 7.
                   TERMS AND CONDITIONS OF PERFORMANCE UNITS

      Each Performance Unit granted under this Plan shall be subject to the following terms and conditions:

7.1 GRANTING OF PERFORMANCE UNITS. Performance Units may be granted by the Committee in conjunction with Options granted under this Plan. The Committee, in its sole discretion, shall determine the number of Performance Units, if any, granted to a Participant in conjunction with Options granted to the Participant under the Plan. Performance Units shall relate to Options that are granted to a Participant at the same time as the Performance Units are granted and which vest at the same time as the Performance Units or earlier in accordance with the terms of a Grant Agreement as more particularly described in Section 7.2 ("Related Options"). A Performance Unit shall entitle its holder to receive from the Company, subject to realizing certain preestablished performance goals to be set by the Committee and in accordance with the terms of a Grant Agreement as more particularly described in Section 7.2, an amount of cash equal to the sum of:

      (a) the Option Price of one Related Option divided by the difference between 1.00 and the maximum combined federal and Connecticut state income tax rate on the date the Performance Unit becomes vested in accordance with the terms of the Grant Agreement, and

      (b) (i) the Fair Market Value of one share of Common Stock on the earlier of the date on which the Performance Unit becomes vested in accordance with the terms of the Grant Agreement or the date on which the Optionee first exercised a Related Option in accordance with the terms of the Grant Agreement minus the Option Price of such Related Option (the "Spread"), divided by the difference between 1.00 and the maximum combined federal and Connecticut state income tax rate on the earlier of the date the Performance Unit becomes vested or the date on which the Participant first exercised a Related Option, minus (ii) the Spread; provided, however, that in the case of any Performance Unit granted in conjunction with a Related Option that is an Incentive Stock Option, the amount determined under this
      Section 7.1(b) shall be deemed to be zero.

7.2 TERMS OF GRANT AGREEMENT RELATING TO PERFORMANCE UNITS. A proper officer of the Company and each Participant granted a Performance Unit by the Committee shall execute a Grant Agreement (which may be the same Grant Agreement covering related Options), which shall set forth the Grant Date of the Performance Unit, the total number of Performance Units granted, the performance requirements that shall apply to earning such Performance Units and other conditions under which the Performance Units vest and become payable, restrictions on the disposition of the Performance Units, the conditions under which Performance Units are forfeited, and such other terms, conditions, restrictions and privileges as the Committee in each instance shall deem appropriate, provided they are not inconsistent with the terms, conditions and provisions of this Plan. Each Grant Agreement shall provide that payment under a Performance Unit is subject to the condition that the Participant has previously exercised or simultaneously exercises a Related Option. Subject to Section 7.5 of this Plan, a Performance Unit granted pursuant hereto shall be paid only while a Participant remains employed by the Company or its Subsidiaries.

7.3 PREESTABLISHED PERFORMANCE GOALS. A Performance Unit shall not be payable unless a preestablished performance goal relating to such payment has been attained and the Committee has so certified. Such performance goals shall be established for a consecutive twelve-month or longer period (each, a "Performance Period") by the Committee in compliance with Section 162(m) of the Code and regulations thereunder, as amended from time to time. Performance goals shall be determined by the Committee, but must be based on one or more of the following business criteria, each business criteria to be subject to such adjustments for changes in accounting principles and/or other items that are required by generally accepted accounting principles ("GAAP") to be separately disclosed in the Company's financial statements as the Committee may set forth in the preestablished performance goals: return on equity, return on assets, net income and/or earnings per share.

7.4 LIMITATION ON GRANT OF PERFORMANCE UNITS PER PARTICIPANT. The maximum number of Performance Units that may be granted to any Participant shall not exceed 300,000 in any two-year period, subject to adjustment as provided in Section 4.4 hereunder.

7.5 PAYMENT OF PERFORMANCE UNITS IN THE EVENT OF DEATH, PERMANENT DISABILITY, OR RETIREMENT. If, as of the date a Participant terminates his employment with the Company because of his death, Permanent Disability or Retirement, the Company has completed a Performance Period and attained the applicable performance goals relating to such Performance Period, but the Committee has not yet so certified, then any outstanding Performance Unit earned by virtue of attaining such performance goals may be paid to the Participant or, in the event of his death to his beneficiary, provided the Participant, or the Participant's beneficiary in the event of the Participant's death, simultaneously exercises or has previously exercised a Related Option

7.6 TERMINATION OF EMPLOYMENT FOR REASONS OTHER THAN DEATH, PERMANENT DISABILITY OR RETIREMENT. In the event of the Participant's termination from employment by reason other than death, Permanent Disability or Retirement, a Participant shall forfeit any right to receive payment under a Performance Unit that remains outstanding at the time of such termination of employment.

7.7   RESTRICTIONS ON PERFORMANCE UNITS.

      (a) No payment shall be made under any Performance Unit unless (i) the Committee has certified that the performance goal with respect to such Performance Unit has been met, and (ii) the holder of such Performance Unit has previously exercised or simultaneously exercises a Related Option.

      (b) Except as provided in Section 7.5 hereof, if a Participant's employment with the Company is terminated for any reason, all Performance Units granted to such Participant shall terminate and be of no further force or effect.

7.8 FORM OF PAYMENT FOR PERFORMANCE UNITS. The Company shall make payment under a vested Performance Unit solely in cash.

                                   ARTICLE 8.
                               RESTRICTED SHARES

8.1 RESTRICTED SHARES. The Committee is authorized to grant Restricted Shares to Participants on the following terms and conditions:

      (a) GRANT AND RESTRICTIONS. Restricted Shares shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine on the Grant Date or thereafter. Except to the extent restricted under any Grant Agreement relating to the Restricted Shares, a Participant granted Restricted Shares shall have all of the rights of a shareholder, including the right to vote the Restricted Shares and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). During the restricted period applicable to the Restricted Shares, the Restricted Shares may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

      (b) FORFEITURE. Except as otherwise determined by the Committee, upon termination of employment during the applicable restriction period, Restricted Shares that are at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may, in its discretion, in any individual case provide for waiver in whole or in part of restrictions or forfeiture conditions relating to Restricted Shares.

      (c) CERTIFICATES FOR RESTRICTED SHARES. Restricted Shares granted under this Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Shares are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Shares, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Shares.

      (d) DIVIDENDS AND SPLITS. As a condition to a Grant of Restricted Shares, the Committee may require that any cash dividends paid on a share of Restricted Shares be automatically reinvested in additional shares of Restricted Shares or applied to the purchase of additional Grants under this Plan. Unless otherwise determined by the Committee, shares of Common Stock distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Shares with respect to which such shares of Common Stock or other property has been distributed.

      (e) EFFECT OF CHANGE OF CONTROL. Unless the Committee shall determine otherwise at the time of a Restricted Share Grant, any restriction periods and restrictions imposed on Restricted Shares under this Plan shall lapse upon a Change of Control and within ten (10) Business Days the certificates representing the Restricted Shares, without any such restrictions, shall be delivered to the applicable Participant.

                                   ARTICLE 9.
                         BONUS SHARES AND OTHER GRANTS

9.1 BONUS SHARES AND GRANTS IN LIEU OF OBLIGATIONS. The Committee is authorized to grant shares of Common Stock as a bonus, or to grant shares of Common Stock or other Grants in lieu of obligations to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements ("Bonus Shares"). Bonus Shares or Grants made hereunder shall be subject to such other terms as shall be determined by the Committee.

                                  ARTICLE 10.
                           AMENDMENT AND TERMINATION

10.1 AMENDMENT. The Committee, from time to time and without further approval of the shareholders, may amend this Plan in such respects as the Committee may deem advisable; provided, however, that no amendment shall become effective without prior approval of the shareholders which would (a) materially increase the benefits accruing to Insider Participants; (b) materially increase the number of securities which may be issued under this Plan to Insider Participants; or (c) materially modify the requirements as to eligibility for participation in this Plan to add a class of Insider Participants; provided, further, that any increase in the number of shares available under this Plan for grant as Incentive Stock Options and any change in the designation of the group of Employees eligible to receive Incentive Stock Options under this Plan shall be subject to shareholder approval in accordance with Section 422 of the Code. No amendment shall, without the Participant's (or beneficiary's) consent, alter or impair any of the rights or obligations under any Grant previously made to him under this Plan.

10.2 TERMINATION. Unless terminated sooner, this Plan shall remain in effect for ten (10) years ending on August 19, 2002, and subject to the provisions of Section 2.2 hereof, thereafter for so long as Grants made under this Plan prior to August 20, 2002, remain outstanding. The Board, without further approval of the shareholders, may terminate this Plan at any time, but no termination shall, without the Participant's (or beneficiary's) consent, alter or impair any of the rights under any Grant previously made to him under this Plan.


                                  ARTICLE 11.
                            MISCELLANEOUS PROVISIONS

11.1 NO RIGHTS AS SHAREHOLDER. No Participant shall have any rights as a shareholder with respect to any shares of Common Stock subject to his Option prior to the date of issuance to him of a certificate or certificates for such shares. No Participant shall have any rights as a shareholder as a result of a grant of Performance Units. Holders of Restricted Shares, however, shall have the rights as a shareholder set forth in Article 8 of this Plan with regard to such Restricted Shares.

11.2 NO RIGHTS TO CONTINUED EMPLOYMENT. Neither this Plan nor any Grant made under this Plan shall confer upon any Participant any right with respect to continued employment by the Company, nor shall they interfere in any way with the right of the Company, or the right of the Participant, to terminate the employment of the Participant at any time.

11.3 COMPLIANCE WITH OTHER LAWS AND REGULATIONS. The Plan, the making of Grants, the exercise of Options and the payment under Performance Units, and the obligation of the Company to sell and deliver shares hereunder, shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals as may be required by any government or regulatory agency. The Company shall not be required to issue or deliver any certificates for shares of Common Stock under this Plan prior to (a) the obtaining of any approval or ruling from the Securities and Exchange Commission, the Internal Revenue Service or any other governmental agency which the Company, in its sole discretion, shall determine to be necessary or advisable, (b) the listing of such shares on any stock exchange on which the Common Stock may then be listed, and (c) the completion of any registration or qualification of such shares under any federal or state law, or any rule or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable.

11.4 NO RIGHT TO OPTIONS, PERFORMANCE UNITS, RESTRICTED SHARES OR BONUS SHARES. The making of any Grant pursuant to this Plan shall be entirely in the discretion of the Committee. The adoption of this Plan shall not be deemed to give any person any right to a Grant, except to the extent and upon such terms and conditions as may be determined by the Committee

11.5 WITHHOLDING. It shall be a condition of a Participant's right (a) to exercise Options granted hereunder, (b) to receive any Restricted Shares granted hereunder, (c) to receive payment under a Performance Unit and/or
      (iv) to receive Bonus Shares, that the Participant shall pay, consent to the withholding by the Company of, or make other provision satisfactory to the Company for the payment of, any federal, state or other taxes which the Company is obligated to withhold or collect with respect to such exercise or otherwise with respect to such Options or as relates to such Restricted Shares, Bonus Shares or Performance Units. The Company is authorized, at the Participant's election, to pay any such federal, state or other taxes resulting from the exercise of an Option or the grant of Restricted Shares or Bonus Shares, by withholding from the number of shares of Common Stock otherwise issuable upon such exercise and/or from the number of shares of Restricted Shares or Bonus Shares otherwise issuable to the Participant such number of shares that, based on the Fair Market Value of the shares on the date the Option is exercised or the date that Restricted Shares or Bonus Shares are granted (or with respect to Restricted Shares, at the Company's election, based on the Fair Market Value of shares on the date the restrictions lapse), will satisfy such federal, state or other tax.

11.6 NONTRANSFERABILITY OF GRANTS; RESTRICTIONS ON TRANSFERABILITY OF SHARES. Options granted under this Plan shall not be transferable other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, the Committee, in its sole and absolute discretion may grant Options that can be transferred by gift to or for the benefit of family members of the Participants or that can be transferred without consideration to a trust established by the Participant for his beneficiaries; provided, however, that Options granted in conjunction with Performance Units shall not be transferable under any circumstances other than by will or by the laws of descent and distribution. Performance Units granted under the Plan shall not be transferable under any circumstances.

      The designation of a beneficiary shall not constitute a transfer. During the lifetime of the Participant, an Option shall be exercisable only by such Participant or, if the Participant is legally incompetent, by the Participant's guardian or legal representative, or, if transferred pursuant to a transfer permitted above, by the transferee of such Participant. During the lifetime of the Participant, a vested Performance Unit shall be payable only to such Participant or, if the Participant is legally incompetent, to the Participant's guardian or legal representative.

      The Committee may also impose such restrictions on the transfer of any Restricted Shares, Bonus Shares and any shares of Common Stock acquired pursuant to the exercise of an Option under this Plan as it may deem advisable, including, without limitation, restrictions pursuant to the federal securities laws or any blue sky or other state securities laws, or under the requirements of any stock exchange upon which such shares of Common Stock are then listed.

11.7 INVESTMENT REPRESENTATION. Each Option shall provide that, upon demand by the Committee, the Participant (or his beneficiary, guardian, legal representative or transferee, as applicable) shall deliver to the Committee at the time any grant is made under this Plan and/or at the time an Option, or any portion of an Option, is exercised, such written representations with respect to the shares to be acquired upon such grant and/or exercise as the Committee may deem necessary to satisfy the requirements of federal or state securities law. Delivery of such representations as may be requested by the Committee pursuant to this
      Section 11.7 shall be a condition precedent to the right of the Participant (or such other person) to receive and/or purchase any shares of Common Stock under this Plan.

11.8 DESIGNATION OF BENEFICIARY. Each Participant may, from time to time, designate any beneficiary or beneficiaries to whom any benefit under the Plan is to be paid or transferred in case of his death prior to the distribution of all benefits due the Participant under this Plan. Such beneficiary shall be entitled to exercise any Option that is or becomes vested upon the death of the Participant and shall be entitled to payment under any Performance Unit that is or becomes vested and payable notwithstanding the death of the Participant. Each designation shall revoke all prior designations, shall be in the form prescribed by the Committee, and will be effective only when filed by the Participant with the Committee. In the absence of any such designation at the time of the Participant's death, all outstanding Grants made to the Participant under this Plan that have not previously been transferred as permitted in
      Section 11.6 above shall be transferred, and all benefits due the Participant under this Plan shall be distributed, to his estate. With respect to all outstanding Grants to the Participant under this Plan that have previously been transferred as permitted in Section 11.6 above, all benefits due the transferee under this Plan shall be distributed to such transferee.

11.9 HEADINGS. Any headings preceding the text of the sections of this Plan are inserted for convenience of reference only, and shall neither constitute a part of this Plan nor affect its meaning, construction, or effect.

11.10 GOVERNING LAW. All rights under this Plan shall be governed by and construed in accordance with the internal laws (and not the laws relating to the conflict of laws) of the State of Connecticut.

11.11 PRONOUNS. The use of the masculine gender shall be extended to include the feminine gender wherever appropriate.

                            GERBER SCIENTIFIC, INC.
                  1992 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN,
                AS AMENDED AND RESTATED AS OF SEPTEMBER 12, 1997

                                   ARTICLE 1.
                                  DEFINITIONS

1.1      BOARD shall mean the Board of Directors of the Company.

1.2      CODE shall mean the Internal Revenue Code of 1986, as amended.

1.3      COMMON STOCK shall mean the Common Stock of the Company.

1.4 COMPANY shall mean Gerber Scientific, Inc., its Subsidiaries and their successors and assigns.

1.5 DEFERMENT AGREEMENT shall mean the Gerber Scientific, Inc. Agreement for Deferment of Director Fees dated October 13, 1995 as amended from time to time.

1.6 DEFERRED SHARES ACCOUNT shall mean an account for a Non-Employee Director to which all or portions of a Non-Employee Director's Fees have been or are to be credited in the form of shares of Common Stock.

1.7 DIRECTOR FEES shall mean all directors' fees, including annual retainer fees, regular and special meeting fees and committee fees paid to Non-Employee Directors by the Company each year.

1.8      EFFECTIVE DATE shall have the meaning ascribed to such term in Section
         2.2 of the Plan.

1.9 EMPLOYEE shall mean any employee of the Company or any of its Subsidiaries.

1.10 EXCHANGE ACT shall mean the Securities Exchange Act of 1934, as amended.

1.11 FAIR MARKET VALUE shall mean, as applied to a specific date, the closing price for the Common Stock on such date as reported in the New York Stock Exchange-Composite Transactions by The Wall Street Journal, or if no Common Stock was traded on such date, on the next preceding day on which Common Stock was so traded. If the Common Stock is not listed and traded on the New York Stock Exchange, the Fair Market Value shall mean, as applied to a specific date, the closing price for the Common Stock on such date as reported on such other principal United States securities exchange registered under the Exchange Act on which the Common Stock is listed, or if the Common Stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of Common Stock on the National Association of Securities Dealers, Inc. Automated Quotations System.

1.12 NON-EMPLOYEE DIRECTOR shall mean any person who is a member of the Board, but who is not currently an Employee, nor has been an Employee during the preceding twelve month period.

1.13 OPTION shall mean the right of an Optionee to purchase Common Stock in accordance with the provisions of this Plan. Such options are intended to be nonqualified stock options that are outside the scope of the provisions of Section 422 of the Code.

1.14 OPTION AGREEMENT shall mean the agreement evidencing the grant of an Option entered into between the Optionee and the Company pursuant to
         Section 6.2 of the Plan.

1.15 OPTIONEE shall mean any Non-Employee Director who satisfies the eligibility requirements of Section 3.1 of the Plan and is entitled to receive an Option under the Plan in accordance with Section 6.1.

1.16 OPTION PRICE shall mean the price per share of Common Stock to be paid by an Optionee upon exercise of an Option, as stated in the Option Agreement.

1.17 PERMANENT DISABILITY shall mean "permanent and total disability" as provided in Section 22(e)(3) of the Code.

1.18 PLAN shall mean the Gerber Scientific, Inc. 1992 Non-Employee Director Stock Option Plan and any amendments thereto.

1.19 SUBSIDIARY shall mean any present or future majority-owned United States subsidiary of the Company which meets the definition of a "subsidiary corporation" set forth in Section 424(f) of the Code, at the time of granting of the Option in question.

                                   ARTICLE 2.
                                    PURPOSE

2.1 PURPOSE. The Plan is intended to provide an incentive to Non-Employee Directors to encourage ownership of the Common Stock of the Company and to enable the Company to attract and retain qualified Non-Employee Directors whose services are considered important to the success of the Company.

2.2 EFFECTIVE DATE. The Effective Date of the Plan shall be the date of adoption of the Plan by the Board; provided, however, that the Effective Date of the provisions of Article 7 shall be the date the Board in its sole discretion, elects to implement the provisions of
         Article 7.

                                   ARTICLE 3.
                                  ELIGIBILITY

3.1 PERSONS ELIGIBLE. Any member of the Board who is not an Employee of the Company and has not been an Employee during the preceding twelve months shall be eligible to participate in the Plan. The selection of eligible Non-Employee Directors is not subject to the discretion of the Company or the Board.

                                   ARTICLE 4.
                     COMMON STOCK AVAILABLE UNDER THE PLAN

4.1 MAXIMUM NUMBER OF SHARES. The aggregate number of shares of Common Stock with respect to which Options may be granted under the Plan shall be 75,000 shares, subject to adjustment as provided in Section 4.3 of the Plan. The aggregate number of shares of Common Stock which may be purchased under this Plan shall not exceed 250,000 shares of Common Stock.

4.2 SOURCE OF SHARES. The shares to be issued upon exercise of Options granted under this Plan shall be made available, at the discretion of the Board, either from the authorized but unissued shares of Common Stock or from shares of Common Stock reacquired by the Company, including shares purchased in the open market.

4.3 ADJUSTMENT TO NUMBER OF SHARES. In the event that the number of outstanding shares of Common Stock is changed by reason of a split-up or combination or an exchange of shares or recapitalization or by reason of a stock dividend, merger, consolidation, reorganization, liquidation or the like, the number of shares for which Options may thereafter be granted under this Plan, the number of shares which may thereafter be purchased under this Plan, and the number of shares then subject to Options theretofore granted under this Plan and the price per share payable by the Optionee upon exercise of such Options, shall be adjusted proportionately so as to reflect such change. If any Option granted under the Plan shall terminate or expire, without having been exercised in full, or be canceled as to any shares, new Options may thereafter be granted covering such shares.

                                   ARTICLE 5.
                           ADMINISTRATION OF THE PLAN

5.1      COMMITTEE. The Plan shall be administered by the Board.

5.2 POWERS. All matters concerning eligibility to participate in the Plan, the timing and amount of Options granted, the exercise price of such Options, the periods during which they may be exercised, the term of any Option shall be determined in accordance with the provisions of the Plan, and the Board will have no discretion as to such matters. All other decisions relating to the administration of the Plan shall be made by the Board. Any determination, decision or action made or taken by the Board shall be final and binding on all parties.

5.3 ACTION BY BOARD. A majority of the members of the Board shall constitute a quorum. All determinations of the Board shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. The Board shall also have express authority to hold Board meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other.

5.4 INDEMNIFICATION. Current and past members of the Board shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit or proceeding to which such member may be or become a party or in which such member may be or become involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such member in settlement thereof (with the Company's written approval) or paid by such member in satisfaction of a judgment in any such action, suit or proceeding, except a judgment in favor of the Company based upon a finding of such member's lack of good faith. Indemnification pursuant to this provision is subject to the condition that, upon the institution of any claim, action, suit or proceeding against such member, such member shall in writing give the Company an opportunity, at its own expense, to handle and defend the same before such member undertakes to handle and defend it on such member's behalf. The foregoing right of indemnification shall not be exclusive of any other right to which such member may be entitled as a matter of law or otherwise, or any power that the Company may have to indemnify or hold such member harmless.

5.5 RELIANCE. Each member of the Board, and each officer and Employee of the Company, shall be fully justified in relying or acting in good faith upon any information furnished in connection with the administration of the Plan by any appropriate person or persons. In no event shall any current or past member of the Board, or an officer or Employee of the Company, be held liable for any determination made or other action taken or any omission to act in reliance upon any such information, or for any action (including the furnishing of information) taken or any failure to act, if in good faith.

5.6 AGENTS. In administering the Plan, the Board may employ accountants and counsel (who may be the independent auditors and outside counsel for the Company) and other persons to assist or render advice to it, all at the expense of the Company.

                                   ARTICLE 6.
                        TERMS AND CONDITIONS OF OPTIONS

Each Option granted under the Plan shall be subject to the following terms and conditions:

6.1 ANNUAL GRANT OF OPTIONS. Subject to shareholder approval of the Plan pursuant to Section 2.2, and to the limitations on the number of shares of Common Stock set forth in Section 4.1, each person who is a Non-Employee Director on May 1 of each year (beginning May 1, 1993) shall automatically, and without further action by the Board, be granted an option to purchase 1,000 shares of Common Stock.

6.2 OPTION AGREEMENT. A proper officer of the Company and each Optionee shall execute an Option Agreement which shall set forth the date of grant of the Option, the total number of shares of Common Stock to which such Option Agreement pertains, the Option Price, the time or times when the Option is exercisable, and the duration of the exercise period. The Option Agreement may also include such other terms, conditions, restrictions, and privileges as the Board in each instance shall deem appropriate, provided they are not in consistent with the provisions set forth in Section 5.2 regarding those matters not subject to the Board's discretion.

6.3 OPTION EXERCISE PRICE. The price per share of Common Stock subject to an Option shall be one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date such Option is granted.

6.4 EXERCISE OF OPTION. Options granted hereunder shall be exercisable immediately. An Option shall be exercised by (a) written notice to the Board of the intent to exercise the option with respect to a specified number of shares of Common Stock and (b) payment for such shares as specified in Section 6.7 of the Plan. The Board may also require the Optionee to deliver a written representation as to his investment intent, as set forth in Section 9.2 of the Plan.

6.5 SALES OF STOCK UNDERLYING OPTIONS. Except in the case of sales by an executor or administrator of the estate of a deceased Non-Employee Director, shares of Common Stock acquired through the exercise of an Option granted hereunder may not be disposed of until a date at least six months after the date of the grant of such Option as specified in the Option Agreement, unless such disposition would not otherwise result in liability under Section 16(b) of the Exchange Act.

6.6 OPTION PERIOD. Each Option Agreement shall specify that the Option may be exercised not later than 10 years from the date of grant of such Option. Subject to Section 6.8 of the Plan, an Option may be exercised by an Optionee only while he remains a Non-Employee Director.

6.7 PAYMENT OF OPTION PRICE. Upon the exercise of an Option, the Option Price shall be paid in full in cash, PROVIDED, HOWEVER, that an Optionee may, at the Optionee's discretion, in lieu of cash payment, deliver certificates and appropriate stock powers for shares of the Company's Common Stock that have been fully paid for and owned by the Optionee for at least thirty (30) days by the Optionee, valued at Fair Market Value on the date of exercise, as full or partial payment for the exercise price of any Option.

6.8 TERMINATION OF DIRECTORSHIP; EXERCISE PERIOD FOLLOWING TERMINATION. A Non-Employee Director's directorship shall be deemed to have terminated at the close of business on the day on which he ceases to be a member of the Board for any reason whatsoever, including resignation, removal, failure to be re-elected, or death. In the event that the Non-Employee Director's directorship is terminated, an Option granted to him under the Plan and all of his rights thereunder shall wholly and completely terminate:

         (a) at the time the Non-Employee Director's directorship is terminated as a result of his removal from the Board for cause;

         (b) at the expiration of a period of five years following the termination of the Non-Employee Director's directorship if such termination occurs for any reason other than that specified in Subsection (a) above, but in no event later than the expiration date relating to such Option. In the event of the Non-Employee Director's death or permanent disability, an Option granted under the Plan may be exercised by the person designated by the Non-Employee Director or, if no such designation was made, by the proper legal representative of the Non-Employee Director. In the event of the death of a former Non-Employee Director within five years following his termination, an Option granted under the Plan may be exercised within the greater of
         (i) one year following the date of death or (ii) the remainder of the five-year period following the date of termination, but in no event later than the expiration date relating to such Option.

6.9 NO RIGHTS AS SHAREHOLDER. No Optionee shall have any rights as a shareholder with respect to any shares of Common Stock subject to his Option prior to the date of issuance to him of a certificate or certificates for such shares.

6.10 NONTRANSFERABILITY OF OPTIONS. Options granted under the Plan shall not be transferable other than by will or by the laws of descent and distribution; provided, however, that the designation of a beneficiary shall not constitute a transfer. During the lifetime of the Optionee, an Option shall be exercisable only by such Optionee or, if the Optionee is legally incompetent, by the Optionee's guardian or legal representative.

                                   ARTICLE 7.
                                 DIRECTOR FEES

This Article 7, and all the rights and obligations provided herein, shall be effective only if and when the Board elects to implement all or any portion of the provisions of this Article.

7.1 ELECTION TO RECEIVE DIRECTOR FEES IN SHARES OF COMMON STOCK IN LIEU OF CASH. Subject to the terms and conditions of this Plan, a Non-Employee Director may elect at any time to receive shares of Common Stock in lieu of all or a portion of the Director Fees that would otherwise be payable in cash. The number of shares (rounded to the nearest one-hundredth of a share) to be paid in lieu of cash shall be the quotient that results from the division of the dollar value of the Director Fees, or portion thereof, by the Fair Market Value of shares of Common Stock as of the date the fee is due and payable to the director. Except with respect to any shares the director has elected to defer pursuant to Section 7.2, certificates representing shares payable hereunder shall be delivered to the Non-Employee Director as soon as practicable.

7.2 DEFERRALS OF DIRECTOR FEES. Subject to the terms and conditions of this Plan and the Deferment Agreement, a Non-Employee Director may elect to defer all or a portion of the Director Fees to be payable, in accordance with said election, in the form of shares of Common Stock. Such elections shall be made in accordance with the terms of the Deferment Agreement.

7.3 CREDIT OF DEFERRALS. A Non-Employee Director who has elected to defer shares under Section 7.2 shall receive a credit to his Deferred Shares Account for the number of shares payable in accordance with Sections
         7.1 and 7.2. The timing of each credit under this section shall be as of the date the fee to which the credit relates would have become due and payable to the director had it not been for his election or elections hereunder.

7.4 DIVIDENDS. Each time a cash dividend is paid on the shares, a Non-Employee Director who has shares credited to his Deferred Shares Account shall receive a credit for such dividends on the dividend payment date to such Non-Employee Director's Deferred Shares Account. The amount of the dividend credit shall be the number of shares (rounded to the nearest one-hundredth of a share) determined by multiplying the dividend amount per share by the number of shares credited to such director's Deferred Shares Account as of the record date for the dividend and dividing the product by the Fair Market Value per share on the dividend payment date.

7.5 PAYOUTS. Deferred Shares Accounts shall be paid out in full shares, provided, however, that, on the occasion of the payment of the final installment of shares to be made out of a Deferred Shares Account, fractional shares totaling less than a full share shall be rounded upwards to the next full share. Certificates representing shares credited to a Deferred Shares Account shall be delivered to the Non-Employee Director as soon as practicable following the termination of the deferral in accordance with the terms of the Deferment Agreement.

7.6 NO STOCK RIGHTS. The deferral of shares into a Deferred Shares Account shall confer no rights upon the Non-Employee Director in whose name such account exists, as a shareholder of the Company or otherwise, with respect to the shares held in such Deferred Shares Account, but shall confer only the right to receive such shares credited as and when provided under the terms of the Deferment Agreement.

                                   ARTICLE 8.
                           AMENDMENT AND TERMINATION

8.1 AMENDMENT. The Board, without further approval of the shareholders, may amend the Plan in such respects as it may deem advisable; provided, however, that no amendment shall become effective without prior approval of the shareholders which would (a) materially increase the benefits accruing to the Non-Employee Directors; (b) materially increase the number of securities which may be issued under the Plan to the Non-Employee Directors; or (c) materially modify the requirements as to eligibility for participation in the Plan or (d) adversely affect the rights of participants to any shares theretofore credited to a Deferred Shares Account. No amendment shall, without the Optionee's consent, alter or impair any of the rights or obligations under any Option previously granted to him under the Plan.

8.2 TERMINATION. Unless terminated sooner, the Plan shall remain in effect for ten (10) years, ending on the tenth anniversary of the Effective Date, nor shall any compensation payable to a Non-Employee Director be payable in shares under this Plan after such anniversary. The Board, without further approval of the shareholders, may terminate the Plan at any time, provided, however, that termination: (i) shall not alter or impair any rights of Optionees under Options previously granted under the Plan without the Optionee's (or his beneficiary's) consent; (ii) shall not affect deferrals or elections to defer theretofore made, unless otherwise expressly provided in this Plan or in deferrals previously made; and (iii) shall not affect the authority of the Board to interpret, construe, administer, make determinations and amend the Plan. Dividends shall continue to be credited to a Non-Employee Director's Deferred Shares Account in accordance with Section 7.4 hereof until all shares in such account have been paid to such Non-Employee Director, notwithstanding the prior termination of this Plan.

                                   ARTICLE 9.
                            MISCELLANEOUS PROVISIONS

9.1 NONTRANSFERABILITY OF SHARES. Each Non-Employee Director shall hold all shares of Common Stock acquired pursuant to the exercise of an Option under the Plan or purchased under the Plan for six months after receipt of the shares. It shall be a condition to the receipt of shares under this Plan that the Non-Employee Director (or beneficiary) provide a written representation to the Company that the shares will be held for six months without transfer. The Board, in its sole discretion, may waive this six month holding requirement and/or it may impose such other restrictions on the transfer of shares as it may deem advisable, including, without limitation, restrictions pursuant to the Federal securities laws or any blue sky or other state securities laws, or under the requirements of any stock exchange upon which such shares of Common Stock are then listed.

9.2 INVESTMENT REPRESENTATION. Each Option Agreement shall provide that, upon demand by the Board, the Optionee (or his beneficiary) shall deliver to the Company at the time an Option, or any portion of an Option, is exercised, a written representation that the shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof and/or that the Optionee will comply with such restrictions as may be necessary to satisfy the requirements of the Federal or state securities law. Likewise, in conjunction with each election under Section 7.1 or 7.2 to receive or defer shares in lieu of cash, Non-Employee Directors shall, upon Board request, deliver to the Company a written representation that the shares to be acquired pursuant to such election are to be acquired for investment and not for resale or with a view to the distribution thereof and/or that the Non-

         Employee Director will comply with such restrictions as may be necessary to satisfy the requirements of the Federal or state securities law. Delivery of the representation required by this section shall be a condition precedent to the right of the Optionee, purchaser or any beneficiary to purchase any shares of Common Stock under this Plan.


9.3 COMPLIANCE WITH OTHER LAWS AND REGULATIONS. The Plan, the grant and exercise of Options thereunder, and the obligation of the Company to sell and deliver shares hereunder, shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals as may be required by any government or regulatory agency. The Company shall not be required to issue or deliver any certificates for shares of Common Stock under the Plan prior to (a) the obtaining of any approval or ruling from the Securities and Exchange Commission, the Internal Revenue Service or any other governmental agency which the Company, in its sole discretion, shall determine to be necessary or advisable, (b) the listing of such shares on any stock exchange on which the Common Stock may then be listed, and (c) the completion of any registration or qualification of such shares under any federal or state law, or any rule or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable.

9.4 DESIGNATION OF BENEFICIARY. Each Non-Employee Director may, from time to time, designate any beneficiary or beneficiaries to whom any benefit under the Plan is to be paid in case of his death prior to his receipt of all of such benefits. Each designation shall revoke all prior designations, shall be in the form prescribed by the Board, and will be effective only when filed by the Non-Employee Director with the Board. In the absence of any such designation, any benefits remaining unpaid at the time of the Non-Employee Director's death shall be paid to his estate.

9.5 NO RIGHTS TO CONTINUED SERVICE ON THE BOARD. Neither the action of the Company in establishing the Plan, nor the granting of Options pursuant to the Plan shall be construed as (i) limiting any right which either the shareholders of the Company or the Board may have to remove from the Board any person to whom an Option has been granted under this Plan, (ii) creating any obligation on the part of the Board to nominate any Non-Employee Director for re-election, or (iii) evidencing any agreement, express or implied, that a Non-Employee Director has a right to continue as such for any specified period of time or at any particular rate of compensation.

9.6 HEADINGS. Any headings preceding the text of the sections of this Plan are inserted for convenience of reference only, and shall neither constitute a part of this Plan nor affect its meaning, construction, or effect.

9.7 GOVERNING LAW. All rights under this Plan shall be governed by and construed in accordance with the internal laws (and not the laws relating to conflicts of laws) of the State of Connecticut.

9.8 PRONOUNS. The use of the masculine gender shall be extended to include the feminine gender wherever appropriate.

                            GERBER SCIENTIFIC, INC.

                  NEW PROXY SOLICITED BY THE BOARD OF DIRECTORS
                   FOR THE ANNUAL MEETING, SEPTEMBER 12, 1997

     The undersigned shareholder(s) of Gerber Scientific, Inc. hereby appoint(s) George M. Gentile and David J. Gerber, and each of them, with full and individual power of substitution, proxies and attorneys, and hereby authorize(s) them to represent and to vote all shares of Common Stock of Gerber Scientific, Inc. which the undersigned shareholder(s) is/are entitled to vote at the Annual Meeting of Gerber Scientific Inc., to be held at the Sheraton Hotel at Bradley International Airport, Windsor Locks, Connecticut, on September 12, 1997, at 2:30 p.m., Eastern Daylight Saving Time, and at any adjournment thereof, with all powers which the undersigned shareholder(s) would possess if personally present, upon the proposals shown on the reverse of this card; and upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

                               (To be signed, dated, and voted on reverse side)

--------------------------------------------------------------------------------
                             *FOLD AND DETACH HERE*

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED            Please mark    [X]
IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED.            your vote as
IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR:       indicated in
                                                             this example

1. Election of the Class I Directors: Edward E. Hood, Jr., William Jerome Vereen and Michael J. Cheshire.

    FOR all nominees          WITHHOLD
     listed above             AUTHORITY
    (except as stated      to vote for all
    to the contrary      nominees listed above.
        herein.

         [ ]                     [ ]

2. An Amendment to the Certificate of Incorporation and the By-Laws of the Company to expand the maximum number of Directors to eleven.

   FOR  [ ]        AGAINST  [ ]        ABSTAIN  [ ]

3. Approval of the Gerber Scientific, Inc. 1992 Employee Stock Plan, As Amended and Restated As of May 1, 1997.

   FOR  [ ]        AGAINST  [ ]        ABSTAIN  [ ]

4. Approval of the Gerber Scientific, Inc. 1992 Non-Employee Director Stock Option Plan, As Amended and Restated As of September 12, 1997.

   FOR  [ ]        AGAINST  [ ]        ABSTAIN  [ ]

(Instruction: To withhold authority to vote for an individual nominee, write that nominee's name on the line provided below.)

________________________________________________________________________________


The undersigned shareholder(s) hereby acknowledge(s) receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement, each dated August 1, 1997.

Dated: __________________________________________________________________, 1997

Signed:________________________________________________________________________

_______________________________________________________________________________

Please date and sign exactly as names(s) appear(s) on Proxy. Joint owners should both sign. Executors, Administrators, Trustees, etc. should so indicate when signing. Corporations should show full corporate name and title of signing official. Partnerships should show full partnership name and be signed by an authorized person.

--------------------------------------------------------------------------------
                             *FOLD AND DETACH HERE*